                                                                     EXHIBIT 2.1


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                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF JULY 12, 2002


                                      AMONG


                          CATEGORY 5 TECHNOLOGIES, INC.


                             MINDARROW SYSTEMS, INC.


                                       AND


                           MINDARROW ACQUISITION CORP.


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                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of July 12, 2002, is among Category 5 Technologies, Inc., a Nevada corporation (the "COMPANY"), MindArrow Systems, Inc., a Delaware corporation ("PARENT"), and MindArrow Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"). Certain capitalized and non-capitalized terms used herein are defined in Section 9.11.

                                    RECITALS

        WHEREAS, the boards of directors of the Company, Parent and Merger Sub each have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1), and the boards of directors of the Company, Parent and Merger Sub have declared the Merger advisable and fair to, and in the best interests of, their respective stockholders;

        WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of stock of the Company shall be converted into shares of common stock, par value $.001 per share, of Parent (collectively, "PARENT COMMON STOCK"), and warrants to acquire shares of Parent Common Stock which will, by their terms, vest only upon the achievement by the "ePenzio" division of the Company of a certain financial target as set forth herein;

        WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code;

        WHEREAS, certain stockholders of the Company and Parent will enter into a voting agreement in the form attached hereto as EXHIBITS A1 and A2, respectively, (each, a "VOTING AGREEMENT") pursuant to which, among other things, such stockholders will agree to vote the shares owned by them in favor of the Merger, subject to the terms of the applicable Voting Agreement; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:



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                                    ARTICLE I

                                   THE MERGER

        SECTION 1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of Nevada (the "NGCL"), the Company shall be merged with and into Merger Sub (the "MERGER"). Following the Merger, Merger Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of the Company shall cease.

        SECTION 1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing (i) a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, and (ii) Articles of Merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Nevada (the "NEVADA SECRETARY") in such form as required by, and executed in accordance with, the relevant provisions of the NGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the later of the filing of such Certificate of Merger with the Delaware Secretary and the filing of the Articles of Merger with the Nevada Secretary, or at such later time as agreed in writing by Parent and the Company and specified in the Certificate of Merger and the Articles of Merger (the "EFFECTIVE TIME").

        SECTION 1.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place as soon as practicable at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Morrison & Foerster LLP, 555 West 5th Street, Suite 3500, Los Angeles, California 90013, or at such other time, date or place as agreed to in writing by the parties hereto.

        SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law (as defined in Section 3.9), (ii) the bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law, and (iii) the certificate of



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incorporation of the Merger Sub shall be amended so that Article First shall read in its entirety as "The name of the Corporation is Category 5 Technologies, Inc. (hereinafter called the "Corporation")".

        SECTION 1.6 DIRECTORS. Paul Anderson and Robert I. Webber shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time in accordance with the charter and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

        SECTION 1.7 OFFICERS. Paul Anderson and Robert I. Webber shall be the initial executive officers of the Surviving Corporation, each of whom, from the Effective Time and in accordance with the charter and bylaws of the Surviving Corporation until his successor is duly elected or appointed and qualified or until his earlier death, resignation or removal, shall hold the office or offices designated by the initial directors of the Surviving Corporation.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

        SECTION 2.1 CONVERSION OF SHARES.

        (a) At the Effective Time, each issued and outstanding share of the common stock, par value $.001 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

        (b) At the Effective Time, each share of common stock, par value $.001 per share, of the Company ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (individually, a "SHARE" and collectively, the "SHARES") (other than Shares to be cancelled in accordance with Section 2.1(c) hereof or Shares held by stockholders duly exercising appraisal rights under NGCL Section 92A.380 (the "DISSENTING SHARES") to the extent such rights shall be available in connection with the Merger) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder thereof, be converted into the right to receive (i)
2.3 shares of Parent Common Stock (referred to herein as the "STOCK EXCHANGE RATIO") and (ii) a warrant certificate (the "CONTINGENT WARRANT") to acquire, pursuant to the terms of the Master Contingent Warrant Agreement (as defined below), up to .5 shares of Parent Common Stock (with any fraction of a share to be rounded down) (THE "CONTINGENT WARRANT SHARES"), vesting only upon the achievement by the "ePenzio" division of the Company of an EBIDTA of at least $8,700,000 for the one year period ending June 30, 2003 (with "EBIDTA" for this purpose being defined as net income calculated in accordance with GAAP, plus interest, depreciation, taxes and amortization), exercisable at an exercise price of $0.01 per share and expiring twelve months after vesting (the "CONTINGENT WARRANT EXPIRATION DATE") (all such shares of Parent Common Stock plus the Contingent Warrant, together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.8, being referred to herein as the "MERGER CONSIDERATION") payable, without interest, to the holder of such Company Common Stock upon surrender, in the manner provided in this
Article II, of the certificate that formerly evidenced such Company Common Stock. At



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the Effective Time, all such Shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender of such certificate in accordance with this Article II (each a "CERTIFICATE"), or the right, if any, to receive payment from the Surviving Corporation for the "fair value" of such shares as determined in accordance with Section 92A-460 of NGCL, payable, without interest, to the holder of such Shares upon surrender, in the manner provided in this Article II, of the certificate that formerly evidenced such Shares. The "MASTER CONTINGENT WARRANT AGREEMENT" means the master contingent warrant agreement pursuant to which the Contingent Warrants will be issued, in such form as shall be agreed to by the Company and Parent prior to the initial filing of the documents referred to in Section 6.1, and incorporating the terms set forth in clause (ii) above and such additional terms as are customary and appropriate (including anti-dilution adjustments for stock splits, combinations or similar transactions, but not for issuances of stock below fair market value).

        (c) At the Effective Time each Share of Company Common Stock held by the Company, Parent, or any of their subsidiaries shall be cancelled and extinguished without any consideration therefor.

        (d) The Stock Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock) reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

        SECTION 2.2 Stock Options and Warrants.

        (a) As soon as practicable following the date of this Agreement, Parent and the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company's stock option plans or arrangements (collectively, the "COMPANY OPTION PLANS")) shall take such action, and the Company shall obtain all such agreements and consents, if any, as may be required to effect the provisions of this Section 2.2. As of the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") shall by virtue of the Merger be assumed by Parent (in each case, an "ASSUMED STOCK OPTION") as follows:

                (i) In the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, (A) the number of shares of Parent Common Stock subject to the Assumed Stock Option shall be the product (truncated to the nearest whole share) of the number of shares of Company Common Stock subject to the Company Stock Option multiplied by the Stock Exchange Ratio, and (B) the exercise price per share of Parent Common Stock under the Assumed Stock Option shall be the quotient (rounded up to the nearest $.01) of the exercise price per share of Company Common Stock under the Company Stock Option immediately prior to the Effective Time divided by the Stock Exchange Ratio.



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                (ii) In the case of any other Company Stock Option, (A) the number of shares of Parent Common Stock subject to the Assumed Stock Option shall be the product (rounded up to the nearest whole share) of the number of shares of Company Common Stock subject to the Company Stock Option multiplied by the Stock Exchange Ratio, and (B) the exercise price per share of Parent Common Stock under the Assumed Stock Option shall be the quotient (truncated to the nearest $.01) of the exercise price per share of Company Common Stock under the Company Stock Option immediately prior to the Effective Time divided by the Stock Exchange Ratio.

                (iii) Each Assumed Stock Option shall be subject to the same expiration date and vesting provisions as were applicable to the relevant Company Stock Option immediately prior to the Effective Time.

                (iv) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an Assumed Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Assumed Stock Option shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.2 after giving effect to the Merger). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of such Assumed Stock Option pursuant to the terms set forth in this Section 2.2.

                (v) As provided in Section 6.15, all shares of Parent Common Stock underlying each Assumed Stock Option shall be registered with the Securities and Exchange Commission (the "SEC") on Form S--8, and with all states where such registration is required by applicable state "blue sky" laws.

                (vi) Prior to the Effective Time, the boards of directors of Parent and the Company, or an appropriate committee of non-employee directors thereof, shall each comply as applicable with the provisions of the SEC's No Action Letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Rule 16b of the Securities Exchange Act of 1934 so that the assumption of Company Stock Options pursuant to the Merger shall be an exempt transaction for purposes of Section 16 of the Securities Exchange Act of 1934 by any officer or director of the Company who may become a covered person for purposes of Section 16.

        (b) As of the Effective Time, each warrant to purchase shares of Company Common Stock outstanding as of the date hereof (a "COMPANY WARRANT") shall by virtue of the Merger be assumed by Parent and the Company Warrant shall evidence the holder's right to purchase shares of Parent Common Stock and Contingent Warrants (in each case, an "ASSUMED WARRANT"), as set forth below. For each Assumed Warrant, (i) the number of shares of Parent Common Stock subject to the Assumed Warrant shall be the product (rounded up to the nearest whole share) of the number of shares of Company Common Stock subject to the Company Warrant multiplied by the Stock Exchange Ratio, and (ii) the exercise price per share under the Assumed Warrant shall be the quotient (rounded to the nearest $.01) of the exercise price per share of Company Common Stock under the Company Warrant immediately prior to the Effective Time divided by the Stock Exchange Ratio, and
(iii) Contingent Warrants shall be



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issued upon exercise in such amount that the holder of the Assumed Warrant would have been entitled to receive had such holder exercised the Assumed Warrant immediately prior to the Effective Time; provided, however, that no Contingent Warrants shall be issued upon exercise of any Assumed Warrant after the Contingent Warrant Expiration Date. Each Assumed Warrant shall be subject to the same expiration date and other terms as were applicable to the relevant Company Warrant immediately prior to the Effective Time.

        SECTION 2.3 CONVERSION OF CONVERTIBLE NOTES. All Convertible Notes (as defined in Section 3.2(b)), and any portions of Convertible Notes partially converted, which are outstanding at the Effective Time shall thereafter be convertible only into that number of shares of Parent Common Stock that the holders of such Convertible Notes would have received had such holders converted their Convertible Notes into Company Common Stock immediately prior to the Effective Time. Prior to the Closing, the Company shall have obtained the consent of the holders of all Convertible Notes to give effect to this Section
2.3. It shall be assumed, solely for purposes of calculating the Stock Exchange Ratio under Section 2.1(b), that all Convertible Notes shall have been converted in their entirety into Company Common Stock immediately prior to the Effective Time.

        SECTION 2.4 EXCHANGE FUND. Prior to the Effective Time, Parent shall appoint its current stock transfer agent, or a commercial bank or trust company reasonably acceptable to the Company, to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT"). On or prior to the Closing Date, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares (other than Parent, the Company and any of their respective subsidiaries and the holders of Dissenting Shares), (i) certificates representing the Parent Common Stock issuable pursuant to Section 2.1 and (ii) certificates representing the Contingent Warrants. Parent agrees to make available to the Exchange Agent from time to time as needed, sufficient cash amounts payable in lieu of fractional shares of Parent Common Stock pursuant to Section 2.8 and any dividends and other distributions payable pursuant to Section 2.6. Any cash and certificates of Parent Common Stock, together with any dividends or distributions with respect thereto, and any certificates representing the Contingent Warrants deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

        SECTION 2.5 EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") whose shares were converted pursuant to Section 2.1(b) into Parent Common Stock (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent and the Company may reasonably specify; and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate or certificates representing that number of shares of Parent



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Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1, (B) certificates representing the Contingent Warrants, and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.6 and cash in lieu of fractional shares pursuant to Section 2.8, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.6 or Section 2.8. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, certificates evidencing, in the aggregate, the proper number of shares of Parent Common Stock issuable pursuant to Section 2.1, certificates representing the Contingent Warrants, a check in the proper amount of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.8 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.6, may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        SECTION 2.6 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.8, until such holder shall surrender such Certificate in accordance with Section 2.5. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.8 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender, payable with respect to such shares of Parent Common Stock.

        SECTION 2.7 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued, all Contingent Warrant Shares when issued, and all cash paid upon conversion of any Shares in accordance with the terms of
Article I and this Article II (including any cash paid pursuant to Sections 2.6 and 2.8 but excluding cash paid by the Surviving Corporation for Dissenting Shares pursuant to Section 2.1(b)) shall be deemed to have been issued and paid in full satisfaction of all rights under the NGCL pertaining to such Shares.

        SECTION 2.8 NO FRACTIONAL SHARES OF PARENT COMMON STOCK.

        (a) No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the



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owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

        (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price on the NASDAQ Small Cap Market System for a share of Parent Common Stock on the date of the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify Parent and Parent shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

        SECTION 2.9 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.5, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.8 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to
Section 2.6.

        SECTION 2.10 NO LIABILITY. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent, or any directors, officers, employees or agents of each of the foregoing shall be liable to any person in respect of any Parent Common Stock, any Contingent Warrants or Contingent Warrant Shares, any dividends or distributions with respect to shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        SECTION 2.11 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments promptly shall be paid to Parent.

        SECTION 2.12 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, any



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cash in lieu of fractional shares of Parent Common Stock and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

        SECTION 2.13 WITHHOLDING RIGHTS. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any applicable Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

        SECTION 2.14 STOCK TRANSFER BOOKS. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Surviving Corporation, Exchange Agent (in its capacity as Exchange Agent) or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.6, and the Certificates so presented shall be cancelled.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedule to be delivered by the Company to Parent prior to the initial filing of the documents referred to in
Section 6.1 of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") or as set forth in the Company SEC Reports (as defined in Section 3.4) filed on or prior to the date hereof or as permitted under Section 5.1 hereof, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

        SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

        (a) Each of the Company and its subsidiaries is, or will be as of the Effective Time, a corporation or legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b) Section 3.1 of the Company Disclosure Schedule sets forth a list of all subsidiaries of the Company. Except as listed therein, neither the Company nor any such subsidiary owns, directly or indirectly, beneficially or of record, any shares of capital stock or other securities of any other entity or any other investment in any other entity.



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

        (c) The Company is, and each of its subsidiaries is or will be as of the Effective Time, duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        (d) The Company has heretofore delivered to Parent accurate and complete copies of the Company's articles of incorporation and bylaws, as currently in effect. The Company has heretofore delivered to Parent accurate and complete copies of the charter or articles of incorporation and bylaws (or other similar organizational and governing instruments), as currently in effect, of each of its subsidiaries.

        SECTION 3.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.

        (a) The authorized capital stock of the Company consists of: (i) 125,000,000 shares of Company Common Stock, par value $.001 per share, of which 16,592,863 shares are issued and outstanding as of the date hereof and (ii) 25,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding as of the date hereof. All of the outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights. As of the date hereof, (A) 6,000,000 Shares are reserved for issuance under the Company's Long-Term Incentive Plan, of which 914,500 Shares are issuable upon the exercise of options granted thereunder, (B) 1,000,000 Shares are reserved for issuance under the Company's Director Option Plan, of which 50,000 Shares are issuable upon the exercise of options granted thereunder, (C) options to purchase 1,600,000 Shares upon the exercise of non-plan options granted to directors and executive officers of the Company are outstanding, and (D) 1,950,275 Shares are available for purchase pursuant to the Company Warrants. Except as set forth in the immediately preceding sentence, there are no Company Stock Options outstanding under any Company Option Plan and no Shares subject to any Company Warrant.

        (b) As of the date hereof, the Company has issued convertible promissory notes in the aggregate principal amount of $820,000, which, at each holder's option, are convertible, on a dollar-for-dollar basis, into Company Common Stock at $2.00 per share (the "CONVERTIBLE NOTES").

        (c) Except as set forth in this Section 3.2, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of the Company; (ii) securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) options or other rights to acquire from the Company or any of its subsidiaries, or obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of the Company; or (iv) equity equivalents, interests in the ownership or earnings of the Company, or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company (other than the applicable Voting Agreement).

        (d) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including, without limitation, any restriction on the right to vote or sell the same) except as may be provided as a matter of Law. Except as set forth in this Section 3.2, there are no debt or equity securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement, or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. None of the Company's subsidiaries owns any capital stock of the Company. For purposes of this Agreement, "LIEN" means, in respect of any asset (including any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

        SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT.

        (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby (other than, in respect of the Merger and this Agreement, the Company Requisite Vote (as defined in Section 3.3(b))). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal, and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        (b) As of the date hereof, the Board of Directors of the Company (the "COMPANY BOARD"), by the requisite vote of those present (who constituted 100% of the directors then in office), with no dissenting votes, has (i) duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, taken all corporate actions required to be taken by the Company Board for the consummation of the transactions contemplated hereby, including the Merger, and (ii) resolved (A) that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are advisable and fair to, and in the best interests of, the Company and its stockholders; and (B) to recommend that the stockholders of the Company approve and adopt this Agreement and approve the Merger. The Company Board has directed that this Agreement and the Merger be submitted to the stockholders of the Company for their approval and adoption. The affirmative approval of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement and approve the Merger.

        SECTION 3.4 SEC REPORTS; FINANCIAL STATEMENTS. Since June 30, 2001, the Company has filed all forms, reports and documents with the SEC required to be filed by it under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (collectively, the "COMPANY SEC REPORTS"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Company SEC Reports were filed. None of the Company SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed Company SEC Report. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly presented, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries, in each case as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to the absence of certain footnote disclosure and to normal year-end adjustments). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of March 31, 2002, as set forth in the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002, and "COMPANY BALANCE SHEET DATE" means March 31, 2002. Since the Company Balance Sheet Date, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting purposes, other than as a result of any changes under GAAP or other relevant accounting principles.

        SECTION 3.5 NO UNDISCLOSED LIABILITIES. There are no material liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which are required to be reflected in its financial statements (or in the notes thereto) in accordance with GAAP, other than: (a) liabilities disclosed, provided for or reserved against in the Company Balance Sheet or in the notes thereto; (b) liabilities arising in the ordinary course of business after the Company Balance Sheet Date or which arose in the ordinary course of business prior to the Company Balance Sheet Date but were not required to be disclosed, provided for or reserved against in the Company Balance Sheet; (c) liabilities disclosed in the Company SEC Reports prior to the date hereof; (d) liabilities arising under this Agreement; and (e) liabilities set forth in Section 3.5 of the Company Disclosure Schedule.

        SECTION 3.6 ABSENCE OF CHANGES. Except as contemplated by this Agreement, as set forth in Section 3.6 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports filed prior to the date hereof, since the Company Balance Sheet Date, the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

        (a) any event, occurrence or development which had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

        (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or (except to the Company or other subsidiaries) any subsidiary, any split, combination or reclassification of any shares of capital stock of the Company or any subsidiary, or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any securities of the Company or any of its subsidiaries;

        (c) any amendment or change to the charter, certificate or articles of incorporation or bylaws (or other similar organizational or governing instrument) of the Company or any of its subsidiaries or any amendment of any term of any outstanding security of the Company or any of its subsidiaries that would materially increase the obligations of the Company or any such subsidiary under such security;

        (d) (i) any incurrence or assumption by the Company or any of its subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) except (A) in the ordinary and usual course of business consistent with past practice or (B) as permitted by
Section 5.1, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any of its subsidiaries for the obligations of any other person (other than any wholly owned subsidiary of the Company), other than in the ordinary and usual course of business consistent with past practice;

        (e) any creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset of the Company or any of its subsidiaries other than in the ordinary and usual course of business consistent with past practice;

        (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any of its subsidiaries other than
(i) as permitted by Section 5.1, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company, (iii) loans or advances to employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or (iv) extensions of credit to customers in the ordinary and usual course of business consistent with past practice;

        (g) any contract or agreement entered into by the Company or any of its subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, other than contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement;

        (h) any modification, amendment, assignment, termination or relinquishment by the Company or any of its subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that is reasonably expected to have a Material Adverse Effect, after taking into account the benefit of the consideration, if any, received in exchange for agreeing to such modification, amendment, assignment, termination or relinquishment, on the Company and its subsidiaries taken as a whole;

        (i) any material change in any method of accounting or accounting principles or practice by the Company or any of its subsidiaries, except for any such change required by reason of a change in GAAP, which change has been consistently applied;

        (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries exceeding the amounts set forth in the Company's severance plans or agreements listed in Sections 3.13(a) or 3.18 of the Company Disclosure Schedule; (ii) entering into of any employment, deferred compensation, severance, change of control, consulting, termination or other similar agreement (or any change or amendment to any such existing agreement) with any director, officer, employee, agent or other similar representative of the Company or any of its subsidiaries (collectively, "COMPANY EMPLOYMENT AGREEMENTS") whose annual cash compensation exceeds $100,000 other than changes or amendments that (A) do not and will not result in increases, in the aggregate, of more than five percent in the salary, wages or other compensation of any such person and (B) are otherwise consistent with clause (iv) below; (iii) increase in benefits payable under any existing severance or termination pay policies or Company Employment Agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries other than, in the case of clauses (ii) and (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

        (k) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Company Benefit Plan (as defined in Section 3.13(a)(i)) or Company Employee Arrangement (as defined in Section 3.13(a)(ii)) except as contemplated by this Agreement or to the extent required by applicable Law or GAAP;

        (l) any entering into of any contract with an officer, director, employee, agent or other similar representative of the Company or any of its subsidiaries (other than a Company Employment Agreement described in Section 3.6(j)(ii)) that is not terminable, without penalty or other liability, upon not more than sixty (60) calendar days' notice; or

        (m) any (i) making or revoking of any material election relating to Taxes (as defined in Section 3.16), (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income Tax purposes.

        SECTION 3.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S--4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock, Contingent Warrant Shares and Contingent Warrants as required by the terms of this Agreement pursuant to the Merger (the "S-4"), at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement relating to the Parent Stockholder Meeting (as defined in Section 6.3) and Company Stockholder Meeting (as defined in Section 6.4) to be held in connection with the Merger (the "JOINT PROXY STATEMENT") will, at the date mailed to stockholders of the Company and Parent and at the time of the Parent Stockholder Meeting and the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event in respect of the Company, its officers and directors, or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company and Parent. The Joint Proxy Statement, insofar as it relates to the Parent Stockholder Meeting and the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made under this Section 3.7 with respect to any statements made or incorporated by reference in the S-4 or the Joint Proxy Statement based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

        SECTION 3.8 CONSENTS AND APPROVALS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, Antitrust Laws (as defined in Section 6.5), the filing and acceptance for record of the Certificate of Merger as required by the DGCL and the Articles of Merger as required by the NGCL, and such other filings, permits, consents and approvals which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority, whether domestic or foreign (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

        SECTION 3.9 NO DEFAULT. Neither the Company nor any of its subsidiaries is in violation of any term of its charter, certificate or articles of incorporation or bylaws (or other similar organizational or governing instruments). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) result in any violation of or conflict with, constitute a default under (with or without due notice or lapse of time or both), require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation (including any termination rights) under, (i) the charter, certificate or articles of incorporation or bylaws (or other similar organizational or governing instruments) of the Company or any of its subsidiaries, (ii) any material agreement, material note, material bond, material mortgage, material indenture, material contract, material lease, material Company Permit (as defined in Section 3.12) or other material obligation or material right to which the Company or any of its subsidiaries is a party or by which any of the assets or properties of the Company or any of its subsidiaries is bound, or (iii) subject to Section 3.8, any applicable domestic or foreign law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation adopted or entered by a Governmental Entity ("LAW"), except in the case of clause (ii) and (iii) where any of the foregoing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or (B) result in the creation of (or impose any obligation on the Company or any of its subsidiaries to create) any Lien upon any of the material assets or properties of the Company or any of its subsidiaries pursuant to any such term.

        SECTION 3.10 REAL PROPERTY.

        (a) The Company has provided Parent with the address, general use of, and period of ownership or occupancy of all of the real property the Company and its subsidiaries use or occupy or have the right to use or occupy, now or in the future, pursuant to any lease, sublease, or other occupancy agreement other than daily usage arrangements in connection with its Internet preview sessions and Internet training workshops (none of which arrangements are, individually or in the aggregate, material to the business, assets or properties of the Company and its subsidiaries taken as a whole) (the "COMPANY LEASED FACILITIES"). No real property is owned, leased or used by the Company or its subsidiaries in the course of their respective businesses other than the Company Leased Facilities.

        (b) With respect to each Company Leased Facility:

                        (i) the Company will make available to Parent a true, correct, and complete copy of the lease, sublease or other occupancy agreement for such Company Leased Facility (and all modifications, amendments, and supplements thereto and all side letters to which Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) (each such agreement is referred to herein as a "COMPANY REAL PROPERTY LEASE");

                        (ii) to the Company's knowledge, the Company or its subsidiary using or occupying such Company Leased Facility has a good and valid leasehold interest in such Company Leased Facility free and clear of all Liens, except (x) Taxes and general and special assessments not in default and payable without penalty and interest, and (y) easements, covenants and other restrictions that do not materially impair the current use, occupancy or value of the Company's or such subsidiary's interest in such real property;

                        (iii) to the Company's knowledge, each Company Real Property Lease constitutes the valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, and is in full force and effect;

                        (iv) all rent and other sums and charges payable by the Company or its subsidiary using or occupying such Company Leased Facility as tenant under the Company Real Property Lease covering such Company Leased Facility are current, and no event or condition giving rise to a right to terminate or uncured default on the part of the tenant or, to the Company's knowledge, the landlord, exists under such Company Real Property Lease. No party to such Company Real Property Lease has given written notice to the Company or such subsidiary or made a claim in writing against the Company or such subsidiary in respect of any breach or default thereunder; and

                        (v) neither the Company nor its subsidiary using or occupying such Company Leased Facility has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered its leasehold interest in such Company Leased Facility.

        SECTION 3.11 LITIGATION. Except as disclosed in the Company SEC Reports or in Section 3.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or, to the Company's knowledge, investigation, pending or, to the Company's knowledge, threatened which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Except as disclosed in Section 3.11 of the Company Disclosure Schedule or the Company SEC Reports, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. To the Company's knowledge, there is no action, suit, proceeding or investigation pending or threatened against any current or former officer, director, employee or agent of the Company or any of its subsidiaries (in his or her capacity as such) which is reasonably expected to give rise to a claim for contribution or indemnification against the Company or any of its subsidiaries. Notwithstanding the foregoing, any stockholder litigation or litigation by any Governmental Entity, in each case brought or threatened against the Company or any officer, director, employee or agent of the Company in any respect of this Agreement or the transactions contemplated hereby, shall not be deemed to have, or contribute to, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        SECTION 3.12 COMPLIANCE WITH APPLICABLE LAW; PERMITS. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The businesses and operations of the Company and its subsidiaries comply in all respects with all Laws applicable to the Company or its subsidiaries (including data protection Laws applicable to any foreign subsidiary), except where the failure to so comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        SECTION 3.13 EMPLOYEE PLANS.

        (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a true, correct, and complete list of:

                        (i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under which the Company or any of its subsidiaries has any obligation or liability, contingent or otherwise, including, but not limited to, (i) all severance plans or arrangements; and (ii) any supplemental or U.S. non-qualified retirement plans or arrangements (the "COMPANY BENEFIT PLANS"); and

                        (ii) all employment, consulting, termination, severance or individual compensation agreements (other than any such agreement which is terminable within ninety (90) days without liability or at any time without liability exceeding two weeks' salary for each year of employment or, in the case of employees whose annual cash compensation exceeds $100,000, three months' salary, or is legally mandated by applicable non-U.S. law); all stock award, stock option, stock purchase or other equity-based (including phantom stock or stock appreciation rights) plans or arrangements; all bonus or other incentive compensation plans or agreements (including, but not limited to, any such plan or agreement covering any officer or employee whose annual cash compensation exceeds $70,000); all salary continuation or deferred compensation plans or agreements (including, but not limited to, any such plan or agreement covering any current or former officer or employee whose annual cash compensation exceeds $70,000); in each case, as to which the Company or any of its subsidiaries has any obligation or liability (contingent or otherwise) (the "COMPANY EMPLOYEE ARRANGEMENTS").

        (b) In respect of each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided to Parent:
(i) the most recent plan documents and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all summaries of material modifications; (iii) the three (3) most recent Forms 5500 (including schedules and attachments); (iv) the most recent Internal Revenue Service ("IRS") determination letter, if any; and (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112).

        (c) Except as disclosed in Section 3.13(c) of the Company Disclosure Schedule, none of the Company Benefit Plans or Company Employee Arrangements is subject to Title IV of

ERISA, constitutes a defined benefit retirement plan or is a multi-employer plan described in Section 3(37) of ERISA, and the Company and its subsidiaries do not have any material obligation or liability (contingent or otherwise) in respect of any such plans to the extent such plans constitute a defined benefit retirement plan or a multi-employer plan described in Section 3(37) of ERISA. Neither the Company nor its subsidiaries now contributes to, or has ever been obligated to contribute to, a multi-employer plan described in Section 3(37) of ERISA. The Company and its subsidiaries are not members of a group of trades or businesses (other than that consisting of the Company and its subsidiaries) under common control or treated as a single employer pursuant to Section 414 of the Code.

        (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, the Company Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received a favorable determination letter from the IRS and the Company has no knowledge that any event has occurred since the date of such letter that could cause the IRS to revoke such determination. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its subsidiaries, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

        (e) All contributions or other payments required to have been made by the Company and its subsidiaries to or under any Company Benefit Plan or Company Employee Arrangement by applicable Law or the terms of such Company Benefit Plan or Company Employee Arrangement (or any agreement relating thereto) have been, in all material respects, timely and properly made or have been accrued in the Company's financial statements.

        (f) The Company Benefit Plans and Company Employee Arrangements have been maintained and administered in accordance with their terms and applicable Laws and all required returns, reports, and filings (including, but not limited to annual reports on Form 5500) have been timely filed, except where the failure to so maintain and administer such Company Benefit Plans and Company Employee Arrangements or make such filings is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole. No individual who has performed services for the Company or any of its subsidiaries has been improperly excluded from participation in any Company Benefit Plan or Company Employee Arrangement, except where the exclusion of any such individuals is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        (g) There are no pending or, to the Company's knowledge, threatened, actions, claims, or proceedings against or relating to any Company Benefit Plan or Company Employee Arrangement (other than routine benefit claims by persons claiming benefits thereunder), and, to the knowledge of the Company, there are no facts or circumstances which could form a reasonable basis for any of the foregoing, except for such actions, claims or proceedings which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        (h) The Company and its subsidiaries do not have any material obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, or employees of the Company or any of its subsidiaries except (i) as may be required under Part 6 of Title I of ERISA (or similar state or local law) at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with the Company or any subsidiary of the Company.

        (i) Except as set forth in Section 3.13(i) of the Company Disclosure Schedule, none of the assets of any Company Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

        (j) Except as disclosed in Section 3.13(j) of the Company Disclosure Schedule or in connection with equity compensation, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former, or retired) of the Company or any of its subsidiaries, (ii) increase any benefits under any Company Benefit Plan or Company Employee Arrangement (determined without regard to the "materiality" limits set forth in the definitions of such terms), or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits.

        (k) Except as set forth in Section 3.13(k) of the Company Disclosure Schedule, the Company has no employees outside of the United States.

        (l) The aggregate number of shares of Company Common Stock purchasable under all outstanding purchase rights under each Company Option Plan does not exceed the maximum number of shares remaining available for issuance under such plan.

        (m) Neither the Company, nor, to the best knowledge of the Company, any other plan "fiduciary" or "party in interest" (as such terms are defined in Sections 3(21) and 3(14) of ERISA) of any Company Benefit Plans has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as such term is defined in Section 4975 of the Code, for which no exemption exists under Section 408 of ERISA, Section 4975 of the Code, or has engaged in any transaction that may result in the imposition of any excise Tax under Sections 4971 through 4980E of the Code, or otherwise incurred a liability for any excise Tax, other than excise Taxes that have been paid or have otherwise been disclosed in Section 3.13(m) of the Company Disclosure Schedule.

        (n) Except as required by Law or as otherwise set forth in Section 3.13(n) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, bonus or otherwise) becoming due to any current or former director, officer or employee of the Company or its any of its subsidiaries under any Company Benefit Plan, Company Employee Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or Company Employee Arrangement, (iii) result in the acceleration of the time of payment or vesting of any such benefits, or (iv) create a right to receive payments upon a subsequent termination of employment. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code. No Company Benefit Plan or Company Employee Arrangement, or other contract or arrangement, provides for the payment by the Company or its subsidiaries of any amount, either alone or in combination with any other amounts, for which the deduction by the Company would be disallowed under
Section 162(m) or 280G of the Code or otherwise.

        (o) Each Company Benefit Plan or Company Employee Arrangement that is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the health care continuation provisions of Part 6 of Title I of ERISA and Section 4980B of the Code at all times.

        SECTION 3.14 LABOR MATTERS.

        (a) The Company and its subsidiaries are not parties to any labor or collective bargaining agreement, and no employees of the Company or any of its subsidiaries are represented by any labor organization. There are no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Company's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the last twelve months, to the Company's knowledge, there have been no organizing activities involving the Company or any of its subsidiaries in respect of any group of employees of the Company or any of its subsidiaries.

        (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the Company's knowledge, threatened in writing, against or involving the Company or any of its subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the Company's knowledge, threatened in writing, by or on behalf of any employee or group of employees of the Company or any of its subsidiaries which, if individually or collectively resolved against the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        (c) There are no complaints, charges or claims against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries which, if individually or collectively resolved against the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, and, to the knowledge of the Company, there are no facts or circumstances which could form a reasonable basis for any of the foregoing.

        (d) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act, as amended ("WARN"), in respect of the Company or any of its subsidiaries within the six months prior to the Effective Time.

        (e) All employees of the Company and its subsidiaries possess all applicable passports, visas, permits and other authorizations required by all applicable immigration or similar Laws to be employed by and to perform services for and on behalf of the Company and its subsidiaries, except where the failure to possess such passports, visas, permits or other authorizations would not, individually or in the aggregate, reasonably be expected to materially affect the conduct of business by the Company or its subsidiaries. The Company and its subsidiaries, and their employees, have complied in all material respects with all applicable immigration and similar Laws.

        SECTION 3.15 ENVIRONMENTAL MATTERS.

        (a) For purposes of this Agreement:

                        (i) "ENVIRONMENTAL LAW" means all federal, state, local or foreign Law, or other legal requirement regulating or prohibiting the Release of any Hazardous Material into the indoor or outdoor environment, or pertaining to the protection of natural resources or wildlife, the environment or public and employee health and safety or pollution or the exposure to a Hazardous Material;

                        (ii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated pursuant to any applicable Environmental Law as a "hazardous waste," "hazardous material," "hazardous substance," "contaminant," "toxic waste," "toxic substance," "source material," "special nuclear material," "byproduct material," "high-level radioactive waste," "low-level radioactive waste," "spent nuclear material," or "radio frequency" and includes petroleum, petroleum products and petroleum byproducts and waste; and

                        (iii) "RELEASE" means any release, spill, emission, leaking, pumping, dumping, injections, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property currently or formerly owned, operated or leased by the applicable party or its subsidiaries.

        (b) Except as set forth in Section 3.15 of the Company Disclosure
Schedule: (i) the Company and each of its subsidiaries have obtained and are in compliance with all Company Permits issuable and issued pursuant to any Environmental Law; (ii) as of the date hereof, there are no administrative, civil or criminal actions, suits, demands, notices, investigations, writs, injunctions, decrees, orders or judgments outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries based upon or arising out of any Environmental Law; (iii) neither the Company nor any of its subsidiaries has caused, has received notice of, or has knowledge of any Release or threatened Release of a Hazardous Material on or from the assets owned or operated by the Company or any of its subsidiaries; (iv) neither the Company nor any of its subsidiaries has any current liability in connection with any Release of a Hazardous Material; and (v) none of the operations of the Company or any of its subsidiaries involves the treatment, storage, or disposal of a Hazardous Material on any property owned, leased or operated by the Company or any of its subsidiaries.

        SECTION 3.16 TAX MATTERS.

        (a) Each of the Company and its subsidiaries has timely filed (or has had timely filed) all material Tax Returns (as defined below) required to be filed by it (or on its behalf). All such Tax Returns are complete and correct in all material respects. The Company and its subsidiaries have paid all material Taxes due for the periods covered by such Tax Returns. The most recent Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all Taxable periods and portions thereof through the date of such Company SEC Reports. The Company has previously delivered (or, in the case of foreign Tax Returns and audit reports, will deliver) to Parent copies of
(i) all federal, state, foreign and other material income and franchise Tax Returns filed by the Company and its subsidiaries relating to any taxable periods of the Company or any of its subsidiaries that remains subject to audit under applicable statutes of limitations; and (ii) any audit report issued within the last three years (or otherwise in respect of any audit or investigation in progress) relating to Taxes due from or in respect of the Company or its subsidiaries.

        (b) No material deficiencies for any Taxes have been proposed, asserted, or assessed against the Company or its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney still in effect in respect of any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised by the relevant taxing authority during any presently pending audit or examination.

        (c) No material Liens for Taxes exist in respect of any assets or properties of the Company or its subsidiaries, except for statutory Liens for Taxes not yet due.

        (d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation, or similar agreement, arrangement, or practice in respect of Taxes (whether or not written) (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

        (e) Neither the Company nor any of its subsidiaries (i) has ever been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar or analogous group defined under a similar or analogous state, local or foreign Law) other than an affiliated group the common parent of which is the Company, or (ii) has any liability under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which the Company is not the common parent.

        (f) Neither the Company nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

        (g) Except as set forth in Section 3.16(g) of the Company Disclosure Schedule, there are no employment, severance, or termination agreements or other compensation arrangements currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

        (h) The Company and its subsidiaries have complied in all material respects with all Laws applicable to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authority all material amounts required to be so withheld and paid over for all periods under all applicable Laws.

        (i) No federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor its subsidiaries have received a written notice of any pending audit or proceeding in respect of any Taxes or Tax Returns.

        (j) Except as set forth in Section 3.16(j) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by the Company or its subsidiaries or has any knowledge that a taxing authority has proposed any such adjustment or change in Tax accounting method, or has any application pending with any taxing authority requesting permission for any changes in Tax accounting methods that relate to the business or operations of the Company or its subsidiaries.

        (k) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        For purposes of this Agreement, "TAX" or "TAXES" means all federal, state, local or foreign taxes, charges, fees, imposts, duties, levies, gaming or other assessments, including, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement. "TAX RETURNS" means any report, return, document, declaration, or any other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) in respect of Taxes, including, information returns, any document in respect of or accompanying payments or estimated Taxes, or in respect of or accompanying requests for the extension of time in which to file any such report, return document, declaration, or other information, including amendments thereof and attachments thereto.

        SECTION 3.17 ABSENCE OF QUESTIONABLE PAYMENTS. To the Company's knowledge, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. To the Company's knowledge, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has accepted or received any unlawful contributions, payments, gifts or expenditures.

        SECTION 3.18 Material Contracts.

        (a) Set forth in Section 3.18(a) of the Company Disclosure Schedule is a list of the following contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its assets or properties is bound that are material to the business, assets or properties of the Company and its subsidiaries taken as a whole: (i) executory employment, executory severance, material product design or development, executory personal services, material consulting, executory non-competition or material indemnification contracts (including, any material contract to which the Company or any of its subsidiaries is a party involving employees of the Company or any of its subsidiaries), but excluding normal indemnification provisions under license or sale contracts; (ii) licensing, merchandising or distribution agreements involving the payment of more than $100,000 per year; (iii) contracts granting a right of first refusal or first negotiation involving in excess of $100,000; (iv) partnership or joint venture agreements; (v) any agreements for the acquisition, sale or lease of material assets or properties of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since June 30, 2001 involving a payment in excess of $100,000; (vi) contracts or agreements with any Governmental Entity involving the payment of more than $50,000 per year; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred, in each case involving in excess of $100,000; (viii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (ix) assembly (packaging), testing, or supply agreements, in each case, involving in excess of $100,000 per year; (x) agreements, written or oral, with any officers, directors, stockholders of the Company or any member of the immediate family of any officer, director, or stockholder of the Company; and (xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1, the "COMPANY MATERIAL CONTRACTS"). Section 3.18(a) of the Company Disclosure Schedule sets forth a list of all Company Material Contracts and the Company has heretofore made available to Parent true, correct, and complete copies of all such Company Material Contracts.

        (b) To the Company's knowledge, each of the Company Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms, and is in full force and effect. There is no material default under any Company Material Contract either by the Company (or its subsidiaries) or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the giving of notice, the lapse of time, or both would constitute a material default thereunder by the Company (or its subsidiaries) or, to the Company's knowledge, any other party. As of the date hereof, to the Company's knowledge, no party has notified the Company in writing that it intends to terminate or fail to extend any contract between such person and the Company within one year of the date of this Agreement, except for any such termination or failure as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        (c) To the Company's knowledge, no party to any such Company Material Contract has given notice to the Company of or made a claim against the Company in respect of any material breach or default thereunder by the Company or a subsidiary.

        (d) Except as set forth in Section 3.18(d) of the Company Disclosure Schedule, no consent of any third party is required under any Company Material Contract as a result of or in connection with, and the enforceability of any Company Material Contract will not be affected in any manner by, the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

        SECTION 3.19 SUBSIDIES. Section 3.19 of the Company Disclosure Schedule sets forth a list of all material grants, material subsidies and similar material arrangements directly or indirectly between or among the Company or any of its subsidiaries, on the one hand, and any Governmental Entity or any other person, on the other hand. Except as set forth on Section 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has requested, sought, applied for or entered into any material grant, material subsidy or similar material arrangement directly or indirectly from or with any Governmental Entity or any other person.

        SECTION 3.20 INTELLECTUAL PROPERTY.

        (a) As used herein, the term "INTELLECTUAL PROPERTY" means domestic and foreign (i) inventions (whether patentable or unpatentable), all improvements thereto, and patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) trademarks, service marks, trade dress, trade names, logos, corporate names, domain names, and all applications and registrations therefor and renewals thereof, and all goodwill associated therewith; (iii) copyrightable works and copyrights and all applications and registrations therefor, and renewals thereof; (iv) proprietary software (including data and related documentation) and proprietary databases; (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (vi) mask works; (vii) copies and tangible embodiments of the foregoing (in whatever form or medium); and (viii) related ownership, use and other intellectual property and intangible asset rights in and to the foregoing (including the right to sue for past, present and future infringements or misappropriations thereof).

        (b) To the Company's knowledge, and except as are not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole: (i) each item of Intellectual Property owned or controlled by the Company and its subsidiaries (collectively, the "COMPANY INTELLECTUAL PROPERTY") comprised of registered copyrights, copyright applications, patents, patent applications, registered trademarks, and trademark applications are in compliance with applicable legal requirements relating to the registration or maintenance of such item (including payment of filing, examination and maintenance fees and proofs of working or use, as applicable) other than any requirement that if, not satisfied, would not result in a revocation of or otherwise materially affect the enforceability of the item of Company Intellectual Property in question, and the Company has taken reasonable steps to protect such Company Intellectual Property; (ii) the Company and its subsidiaries own or have the right to use, free and clear of all Liens, all Company Intellectual Property necessary for the operation of the businesses of the Company and its subsidiaries as presently conducted and as presently proposed to be conducted; (iii) each material item of Company Intellectual Property owned or used by the Company and its subsidiaries immediately prior to the Effective Time will be owned or available for use by the Surviving Corporation or its relevant subsidiary immediately subsequent to the Effective Time; (iv) the Company and its subsidiaries have taken all action deemed by the Company or its relevant subsidiary to be necessary or reasonable, but in no event less than all commercially reasonable action, to protect and preserve the confidentiality of all Company Intellectual Property consisting of trade secrets; (v) the Company has had and continues to have a requirement that all employees, agents and contractors of the Company and its subsidiaries must execute a non-disclosure agreement which includes an agreement to assign to the Company or its subsidiaries all rights to Company Intellectual Property originated or invented by such employee relating to the business of the Company or its relevant subsidiary; and (vi) no trade secret or confidential know-how material to the business of the Company or any of its subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's or such subsidiary's proprietary interests in and to such trade secrets and confidential know-how.

        (c) Except as set forth in Section 3.20(c) of the Company Disclosure Schedule, to the Company's knowledge, neither the Company nor any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor any of its subsidiaries has received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation that remains unresolved and, if decided adversely to the Company, would be reasonably likely to have a Material Adverse Effect on the Company and subsidiaries taken as a whole. No third party has, to the Company's knowledge, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the

Company or its subsidiaries, except where such actions are not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        (d) Section 3.20(d) of the Company Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that the Company or any of its subsidiaries uses pursuant to license, sublicense, agreement or permission (other than software generally available on commercially reasonable terms) that either (i) if such license, sublicense, agreement or permission were denied, would reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries taken as a whole, or (ii) includes any unsatisfied obligation to pay any royalty or other amount or any obligation to pay a royalty or other amount, whether fixed or determined based on usage, following the Effective Time in excess of $25,000. To the Company's knowledge, in respect of each such item of used Intellectual Property:

                        (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                        (ii) the licenses, sublicenses, agreements or permissions will in all material respects continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Effective Time;

                        (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder such as would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and

                        (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof.

        (e) Except as set forth in Section 3.20(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has granted to any third party (i) any licenses (other than implied patent licenses pursuant to sales of products or services in the ordinary course of business) in any patents owned by the Company or any of its subsidiaries or (ii) any exclusive licenses in any other Company Intellectual Property.

        (f) Except as may have been given in connection with licenses set forth in Section 3.20(e) of the Company Disclosure Schedule or given in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material agreement to indemnify any other person against any charge of infringement or misappropriation of any Company Intellectual Property.

        (g) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's or any of its subsidiaries' rights to own any Company Intellectual Property except as are not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, nor (ii) require the consent of any Governmental Entity or other third party in respect of any such Company Intellectual Property that, if not obtained, is reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        SECTION 3.21 OPINION OF COMPANY FINANCIAL ADVISOR. vFinance Investments (the "COMPANY FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Stock Exchange Ratio is fair to the stockholders of the Company from a financial point of view, and as of the date of the Closing, such opinion has not been withdrawn or modified.

        SECTION 3.22 BROKERS. Except as set forth in Section 3.22 of the Company Disclosure Schedule, no broker, finder, investment banker or other person (other than the Company Financial Advisor, a true and correct copy of whose engagement letter has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

        SECTION 3.23 NGCL SECTION 78-438. The Company Board has taken all action required so that the restrictions contained in Section 78-438 of the NGCL applicable to a "business combination" (as defined in NGCL Section 78-416) will not apply to the execution, delivery or performance of this Agreement, the applicable Voting Agreement, or the consummation of the Merger. No other antitakeover Laws of any state are applicable to this Agreement, such Voting Agreement or the transactions contemplated hereby or thereby.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

        Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") or as set forth in the Parent SEC Reports (as defined in Section 4.4) filed prior to the date hereof or as permitted under Section 5.2 hereof, Parent and Merger Sub hereby represent and warrant to the Company as follows:

        SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

        (a) Each of Parent, Merger Sub and Parent's other subsidiaries is, or will be as of the Effective Time, a corporation or legal entity duly organized, validly existing and, except as set forth in Section 4.1(a) of the Parent Disclosure Schedule, in good standing under the applicable Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b) Section 4.1(b) of the Parent Disclosure Schedule sets forth a list of all subsidiaries of Parent. Except as listed therein, neither Parent, Merger Sub nor any such other subsidiary of

Parent owns, directly or indirectly, beneficially or of record, any shares of capital stock or other securities of any other entity or any other investment in any other entity.

        (c) Parent is, and each of its subsidiaries is or will be as of the Effective Time, duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        (d) Parent has heretofore delivered to the Company accurate and complete copies of Parent's certificate of incorporation and bylaws, as currently in effect. Parent has heretofore delivered to the Company accurate and complete copies of the charter or certificate of incorporation and bylaws (or other similar organizational and governing instruments), as currently in effect, of each of its subsidiaries.

        SECTION 4.2 CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES.

        (a) The authorized capital stock of Parent consists of: (i) 75,000,000 shares of Parent Common Stock, par value $.001 per share, of which 27,712,680 shares are issued and outstanding as of the date hereof ("PARENT SHARES") and
(ii) 4,750,000 shares of preferred stock, par value $.001 per share, (A) of which 1,750,000 shares have been designated as Series B Convertible Preferred Stock, of which no shares are issued and outstanding as of the date hereof, and
(B) of which 3,000,000 shares have been designated as Series C Convertible Preferred Stock, of which no shares are issued and outstanding as of the date hereof. All of the outstanding Parent Shares are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights. As of the date hereof, (x) 2,475,000 shares of Parent Common Stock are reserved for issuance under Parent's 1999 Stock Option Plan (the "1999 OPTION PLAN"), of which 2,465,837 shares of Parent Common Stock are issuable upon the exercise of options granted thereunder, (y) 1,997,500 shares of Parent Common Stock are available for issuance under Parent's 2000 Stock Incentive Plan (the "2000 INCENTIVE PLAN," and together with the 1999 Option Plan, the "PARENT OPTION PLANS"), of which 1,803,000 shares of Parent Common Stock are issuable upon the exercise of options granted thereunder (the options described in clauses (x) and (y) being referred to collectively as the "PARENT STOCK OPTIONS"), and (z) 11,920,107 shares of Parent Common Stock are available for purchase pursuant to outstanding warrants (the "PARENT WARRANTS"). Except as set forth in the immediately preceding sentence, there are no Parent Stock Options outstanding under any Parent Option Plan and no shares of Parent Common Stock subject to any Parent Warrant.

        (b) Except as set forth in this Section 4.2, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of Parent; (ii) securities of Parent or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent;
(iii) options or other rights to acquire from Parent or any of its subsidiaries, or obligations of Parent or any of its subsidiaries to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Parent; or (iv) equity equivalents, interests in the ownership or earnings of Parent, or other similar rights (including stock appreciation rights) (collectively, "PARENT SECURITIES"). Except as set forth in Section 4.2 of the Parent Disclosure Schedule, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except as set forth in Section 4.2 of the Parent Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of Parent (other than the applicable Voting Agreement).

        (c) All of the outstanding capital stock of Parent's subsidiaries is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including, without limitation, any restriction on the right to vote or sell the same) except as may be provided as a matter of Law. Except as set forth in this Section 4.2, there are no debt or equity securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement, or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent. None of Parent's subsidiaries owns any capital stock of Parent.

        SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT.

        (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby (other than, in respect of the Merger and this Agreement, the Parent Requisite Vote (as defined in Section 4.3(b))). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        (b) As of the date hereof, the Board of Directors of Parent (the "PARENT BOARD"), by the requisite vote of those present (who constituted 100% of the directors then in office), with no dissenting votes, and the Board of Directors of Merger Sub, and Parent, as the sole stockholder of Merger Sub, have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by such Boards of Directors and by Parent, as the sole stockholder of Merger Sub, for the consummation of the transactions contemplated hereby, including the Merger, and the Parent Board has resolved (i) that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are advisable and fair to, and in the best interests of, Parent and its stockholders; and (ii) to recommend that the stockholders of Parent approve and adopt this Agreement, approve the Merger, the Reverse Split, the 2000 Incentive Plan Amendment (as defined in Section 6.20) and the Restated Certificate (as defined in Section 6.16) (collectively, the "PROPOSALS") and elect each of the Director Nominees (as defined in Section 6.14). The Parent Board has directed (x) that the Proposals be submitted to the stockholders of Parent for their approval and adoption and (y) that the Director Nominees be submitted to the stockholders of Parent for election. The affirmative approval of the holders of Parent Shares representing a majority of the votes that may be cast by the holders of all outstanding Parent Shares as of the record date for Parent is the only vote of the holders of any class or series of capital stock of Parent necessary to approve and adopt the Proposals. The affirmative vote of the holders of Parent Shares representing a plurality of the votes that may be cast by the holders of all outstanding Parent Shares as of the record date for Parent is the only vote of the holders of any class or series of capital stock of Parent necessary to elect each of the Director Nominees. For purposes of this Agreement, the votes required to be taken by holders of all outstanding Parent Shares as set forth in the preceding two sentences are collectively referred to as the "PARENT REQUISITE VOTE."

        SECTION 4.4 SEC REPORTS; FINANCIAL STATEMENTS. Since September 30, 2001, Parent has filed all forms, reports and documents with the SEC required to be filed by it under the Securities Act and the Exchange Act (collectively, the "PARENT SEC REPORTS"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Parent SEC Reports were filed. None of the Parent SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed Parent SEC Report. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly presented, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries, in each case as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to the absence of certain footnote disclosure and to normal year-end adjustments). For purposes of this Agreement, "PARENT BALANCE SHEET" means the consolidated balance sheet of Parent as of March 31, 2002, as set forth in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, and "PARENT BALANCE SHEET DATE" means March 31, 2002. Since the Parent Balance Sheet Date, there has not been any change, or any application or request for any change, by Parent or any of its subsidiaries in accounting principles, methods or policies for financial accounting purposes, other than as a result of any changes under GAAP or other relevant accounting principles.

        SECTION 4.5 NO UNDISCLOSED LIABILITIES. There are no material liabilities of Parent or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which are required to be reflected in its financial statements (or in the notes thereto) in accordance with GAAP, other than: (a) liabilities disclosed, provided for or reserved against in the Parent Balance Sheet or in the notes thereto; (b) liabilities arising in the ordinary course of business after the Parent Balance Sheet Date or which arose in the ordinary course of business prior to the Parent Balance Sheet Date but were not required to be disclosed, provided for or reserved against in the Parent Balance Sheet;
(c) liabilities disclosed in the Parent SEC Reports prior to the date hereof;
(d) liabilities arising under this Agreement; and (e) liabilities set forth in
Section 4.5 of the Parent Disclosure Schedule.

        SECTION 4.6 ABSENCE OF CHANGES. Except as contemplated by this Agreement, as set forth in Section 4.6 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports filed prior to the date hereof, since the Parent Balance Sheet Date, Parent and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

        (a) any event, occurrence or development which had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole;

        (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Parent or (except to Parent or other subsidiaries) any subsidiary, any split, combination or reclassification of any shares of capital stock of Parent or any subsidiary, or any repurchase, redemption or other acquisition by Parent or any of its subsidiaries of any securities of Parent or any of its subsidiaries;

        (c) any amendment or change to the charter, certificate or articles of incorporation or bylaws (or other similar organizational or governing instrument) Parent or any of its subsidiaries or any amendment of any term of any outstanding security of Parent or any of its subsidiaries that would materially increase the obligations of Parent or any such subsidiary under such security;

        (d) (i) any incurrence or assumption by Parent or any of its subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) except (A) in the ordinary and usual course of business consistent with past practice or (B) as permitted by
Section 5.2, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Parent or any of its subsidiaries for the obligations of any other person (other than any wholly owned subsidiary of Parent), other than in the ordinary and usual course of business consistent with past practice;

        (e) any creation or assumption by Parent or any of its subsidiaries of any Lien on any material asset of Parent or any of its subsidiaries other than in the ordinary and usual course of business consistent with past practice;

        (f) any making of any loan, advance or capital contribution to or investment in any person by Parent or any of its subsidiaries other than (i) as permitted by Section 5.2, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of Parent, (iii) loans or advances to employees of Parent or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or (iv) extensions of credit to customers in the ordinary and usual course of business consistent with past practice;

        (g) any contract or agreement entered into by Parent or any of its subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, other than contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement;

        (h) any modification, amendment, assignment, termination or relinquishment by Parent or any of its subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that is reasonably expected to have a Material Adverse Effect, after taking into account the benefit of the consideration, if any, received in exchange for agreeing to such modification, amendment, assignment, termination or relinquishment, on Parent and its subsidiaries taken as a whole;

        (i) any material change in any method of accounting or accounting principles or practice by Parent or any of its subsidiaries, except for any such change required by reason of a change in GAAP, which change has been consistently applied;

        (j) any (i) grant of any severance or termination pay to any director, officer or employee of Parent or any of its subsidiaries exceeding the amounts set forth in Parent's severance plans or agreements listed in Sections 4.13(a) or 4.18 of the Parent Disclosure Schedule; (ii) entering into of any employment, deferred compensation, severance, change of control, consulting, termination or other similar agreement (or any change or amendment to any such existing agreement) with any director, officer, employee, agent or other similar representative of Parent or any of its subsidiaries (collectively, "PARENT EMPLOYMENT AGREEMENTS") whose annual cash compensation exceeds $100,000 other than changes or amendments that (A) do not and will not result in increases, in the aggregate, of more than five percent in the salary, wages or other compensation of any such person and (B) are otherwise consistent with clause
(iv) below; (iii) increase in benefits payable under any existing severance or termination pay policies or Parent Employment Agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Parent or any of its subsidiaries other than, in the case of clauses (ii) and (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to directors, officers or employees of Parent or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

        (k) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Parent Benefit Plan (as defined in Section 4.13(a)(i)) or Parent Employee Arrangement (as defined in Section 4.13(a)(ii)) except as contemplated by this Agreement or to the extent required by applicable Law or GAAP;

        (l) any entering into of any contract with an officer, director, employee, agent or other similar representative of Parent or any of its subsidiaries (other than a Parent Employment

Agreement described in Section 4.6(j)(ii)) that is not terminable, without penalty or other liability, upon not more than sixty (60) calendar days' notice; or

        (m) any (i) making or revoking of any material election relating to Taxes, (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income Tax purposes.

        SECTION 4.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in (i) the S-4, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Joint Proxy Statement will, at the date mailed to stockholders of the Company and Parent and at the time of the Parent Stockholder Meeting and the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event in respect of Parent, its officers and directors, or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company and Parent. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. No representation or warranty is made under this
Section 4.7 with respect to any statements made or incorporated by reference in the S-4 or the Joint Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

        SECTION 4.8 CONSENTS AND APPROVALS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, Antitrust Laws, the filing and acceptance for record of the Certificate of Merger as required by the DGCL and the Articles of Merger as required by the NGCL, and such other filings, permits, authorizations, consents and approvals which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby.

        SECTION 4.9 NO DEFAULT. Neither Parent nor any of its subsidiaries is in violation of any term of its charter, certificate or articles of incorporation or bylaws (or other similar organizational or governing instruments). Except as set forth in Section 4.9 of the Parent Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) result in any violation of or conflict with, constitute a default under (with or without due notice or lapse of time or both), require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation (including any termination rights) under, (i) the charter, certificate or articles of incorporation or bylaws (or other similar organizational or governing instruments) of Parent or any of its subsidiaries,
(ii) any material agreement, material note, material bond, material mortgage, material indenture, material contract, material lease, material Parent Permit (as defined in Section 4.12) or other material obligation or material right to which Parent or any of its subsidiaries is a party or by which any of the assets or properties of Parent or any of its subsidiaries is bound, or (iii) subject to
Section 4.8, any applicable Law, except in the case of clause (ii) and (iii) where any of the foregoing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole, or (B) result in the creation of (or impose any obligation on Parent or any of its subsidiaries to create) any Lien upon any of the material assets or properties of Parent or any of its subsidiaries pursuant to any such term.

        SECTION 4.10 REAL PROPERTY.

        (a) Parent has provided the Company with the address, general use of, and period of ownership or occupancy of all of the real property Parent and its subsidiaries use or occupy or have the right to use or occupy, now or in the future, pursuant to any lease, sublease, or other occupancy agreement (the "PARENT LEASED FACILITIES"). No real property is owned, leased or used by Parent or its subsidiaries in the course of their respective businesses other than the Parent Leased Facilities.

        (b) Except as set forth in Section 4.10 of the Parent Disclosure Schedule, with respect to each Parent Leased Facility:

                        (i) Parent will make available to the Company a true, correct, and complete copy of the lease, sublease or other occupancy agreement for such Parent Leased Facility (and all modifications, amendments, and supplements thereto and all side letters to which Parent or any of its subsidiaries is a party affecting the obligations of any party thereunder) (each such agreement is referred to herein as a "PARENT REAL PROPERTY LEASE");

                        (ii) to Parent's knowledge, Parent or its subsidiary using or occupying such Parent Leased Facility has a good and valid leasehold interest in such Parent Leased Facility free and clear of all Liens, except (x) Taxes and general and special assessments not in default and payable without penalty and interest, and (y) easements, covenants and other restrictions that do not materially impair the current use, occupancy or value of Parent's or such subsidiary's interest in such real property;

                        (iii) to Parent's knowledge, each Parent Real Property Lease constitutes the valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, and is in full force and effect;

                        (iv) all rent and other sums and charges payable by Parent or its subsidiary using or occupying such Parent Leased Facility as tenant under such Parent

        Real Property Lease covering the Parent Leased Facility are current, no event or condition giving rise to a right to terminate or uncured default on the part of the tenant or, to Parent's knowledge, the landlord, exists under such Parent Real Property Lease. No party to such Parent Real Property Lease has given written notice to Parent or such subsidiary or made a claim in writing against Parent or such subsidiary in respect of any breach or default thereunder; and

                        (v) neither Parent nor its subsidiary using or occupying such Parent Leased Facility has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered its leasehold interest in such Parent Leased Facility.

        SECTION 4.11 LITIGATION. Except as disclosed in the Parent SEC Reports or in Section 4.11 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or, to Parent's knowledge, investigation, pending or, to Parent's knowledge, threatened which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole. Except as disclosed in Section 4.11 of the Parent Disclosure Schedule or the Parent SEC Reports, none of Parent, Merger Sub or Parent's other subsidiaries is subject to any outstanding order, writ, injunction or decree which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole. To Parent's knowledge, there is no action, suit, proceeding or investigation pending or threatened against any current or former officer, director, employee or agent of Parent or any of its subsidiaries (in his or her capacity as such) which is reasonably expected to give rise to a claim for contribution or indemnification against Parent or any of its subsidiaries. Notwithstanding the foregoing, any stockholder litigation or litigation by any Governmental Entity, in each case brought or threatened against Parent, Merger Sub or any officer, director, employee or agent of Parent or Merger Sub in any respect of this Agreement or the transactions contemplated hereby, shall not be deemed to have, or contribute to, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        SECTION 4.12 COMPLIANCE WITH APPLICABLE LAW; PERMITS. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole. Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole. The businesses and operations of Parent and its subsidiaries comply in all respects with all Laws applicable to Parent or its subsidiaries (including all data protection Laws applicable to any foreign subsidiary), except where the failure to so comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        SECTION 4.13 EMPLOYEE PLANS.

        (a) Section 4.13(a) of the Parent Disclosure Schedule sets forth a true, correct, and complete list of:

                        (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, under which Parent or any of its subsidiaries has any obligation or liability, contingent or otherwise, including, but not limited to, (i) all severance plans or arrangements; and (ii) any supplemental or U.S. non-qualified retirement plans or arrangements (the "PARENT BENEFIT PLANS"); and

                        (ii) all employment, consulting, termination, severance or individual compensation agreements (other than any such agreement which is terminable within ninety (90) days without liability or at any time without liability exceeding two weeks' salary for each year of employment or, in the case of employees whose annual cash compensation exceeds $100,000, three months' salary, or is legally mandated by applicable non-U.S. law); all stock award, stock option, stock purchase or other equity-based (including phantom stock or stock appreciation rights) plans or arrangements; all bonus or other incentive compensation plans or agreements (including, but not limited to, any such plan or agreement covering any officer or employee whose annual cash compensation exceeds $70,000); all salary continuation or deferred compensation plans or agreements (including, but not limited to, any such plan or agreement covering any current or former officer or employee whose annual cash compensation exceeds $70,000); in each case, as to which Parent or any of its subsidiaries has any obligation or liability (contingent or otherwise) (the "PARENT EMPLOYEE ARRANGEMENTS").

        (b) In respect of each Parent Benefit Plan, a complete and correct copy of each of the following documents (if applicable) will be provided to the
Company: (i) the most recent plan documents and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all summaries of material modifications; (iii) the three (3) most recent Forms 5500 (including schedules and attachments); (iv) the most recent IRS determination letter, if any; and (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112).

        (c) Except as disclosed in Section 4.13(c) of the Parent Disclosure Schedule, none of the Parent Benefit Plans or Parent Employee Arrangements is subject to Title IV of ERISA, constitutes a defined benefit retirement plan or is a multi-employer plan described in Section 3(37) of ERISA, and Parent and its subsidiaries do not have any material obligation or liability (contingent or otherwise) in respect of any such plans to the extent such plans constitute a defined benefit retirement plan or a multi-employer plan described in Section 3(37) of ERISA. Neither Parent nor its subsidiaries now contributes to, or has ever been obligated to contribute to, a multi-employer plan described in Section 3(37) of ERISA. Parent and its subsidiaries are not members of a group of trades or businesses (other than that consisting of Parent and its subsidiaries) under common control or treated as a single employer pursuant to Section 414 of the Code.

        (d) Except as set forth in Section 4.13(d) of the Parent Disclosure Schedule, the Parent Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received a favorable determination letter from the IRS and Parent has no knowledge that any event has occurred since the date of such letter that could cause the IRS to revoke such determination. Any voluntary employee benefit association which provides benefits to current or former employees of Parent and its subsidiaries, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

        (e) All contributions or other payments required to have been made by Parent and its subsidiaries to or under any Parent Benefit Plan or Parent Employee Arrangement by applicable Law or the terms of such Parent Benefit Plan or Parent Employee Arrangement (or any agreement relating thereto) have been, in all material respects, timely and properly made or have been accrued in Parent's financial statements.

        (f) The Parent Benefit Plans and Parent Employee Arrangements have been maintained and administered in accordance with their terms and applicable Laws and all required returns, reports, and filings (including, but not limited to annual reports on Form 5500) have been timely filed, except where the failure to so maintain and administer such Parent Benefit Plans and Parent Employee Arrangements or make such filings is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole. No individual who has performed services for Parent or any of its subsidiaries has been improperly excluded from participation in any Parent Benefit Plan or Parent Employee Arrangement, except where the exclusion of any such individuals is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        (g) There are no pending or, to Parent's knowledge, threatened, actions, claims, or proceedings against or relating to any Parent Benefit Plan or Parent Employee Arrangement (other than routine benefit claims by persons claiming benefits thereunder), and, to the knowledge of Parent, there are no facts or circumstances which could form a reasonable basis for any of the foregoing, except for such actions, claims or proceedings which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        (h) Parent and its subsidiaries do not have any material obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, or employees of Parent or any of its subsidiaries except (i) as may be required under Part 6 of Title I of ERISA (or similar state or local law) at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with Parent or any subsidiary of Parent.

        (i) Except as set forth in Section 4.13(i) of the Parent Disclosure Schedule, none of the assets of any Parent Benefit Plan is stock of Parent or any of its affiliates, or property leased to or jointly owned by Parent or any of its affiliates.

        (j) Except as disclosed in Section 4.13(j) of the Parent Disclosure Schedule or in connection with equity compensation, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former, or retired) of Parent or any of its subsidiaries, (ii) increase any benefits under any Parent Benefit Plan or Parent Employee Arrangement (determined without regard to the "materiality" limits set forth in the definitions of such terms), or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits.

        (k) Except as set forth in Section 4.13(k) of the Parent Disclosure Schedule, Parent has no employees outside of the United States.

        (l) The aggregate number of shares of Parent Common Stock purchasable under all outstanding purchase rights under each Parent Option Plan does not exceed the maximum number of shares remaining available for issuance under such plan.

        (m) Neither Parent, nor, to the best knowledge of Parent, any other plan "fiduciary" or "party in interest" (as such terms are defined in Sections 3(21) and 3(14) of ERISA) of any Parent Benefit Plans has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as such term is defined in Section 4975 of the Code, for which no exemption exists under Section 408 of ERISA, Section 4975 of the Code, or has engaged in any transaction that may result in the imposition of any excise Tax under Sections 4971 through 4980E of the Code, or otherwise incurred a liability for any excise Tax, other than excise Taxes that have been paid or have otherwise been disclosed in Section 4.13(m) of the Parent Disclosure Schedule.

        (n) Except as required by Law or as otherwise disclosed in Section 4.13(n) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, bonus or otherwise) becoming due to any current or former director, officer or employee of Parent or its any of its subsidiaries under any Parent Benefit Plan, Parent Employee Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Benefit Plan or Parent Employee Arrangement, (iii) result in the acceleration of the time of payment or vesting of any such benefits, or (iv) create a right to receive payments upon a subsequent termination of employment. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code. No Parent Benefit plan or Parent Employee Arrangement, or other contract or arrangement, provides for the payment by Parent or its subsidiaries of any amount, either alone or in combination with any other amounts, for which the deduction by Parent would be disallowed under
Section 162(m) or 280G of the Code or otherwise.

        (o) Each Parent Benefit Plan or Parent Employee Arrangement that is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the health care continuation provisions of Part 6 of Title I of ERISA and Section 4980B of the Code at all times.

        SECTION 4.14 LABOR MATTERS.

        (a) Parent and its subsidiaries are not parties to any labor or collective bargaining agreement, and no employees of Parent or any of its subsidiaries are represented by any labor organization. There are no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to Parent's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the last twelve months, to Parent's knowledge, there have been no organizing activities involving Parent or any of its subsidiaries in respect of any group of employees of Parent or any of its subsidiaries.

        (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to Parent's knowledge, threatened in writing, against or involving Parent or any of its subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to Parent's knowledge, threatened in writing, by or on behalf of any employee or group of employees of Parent or any of its subsidiaries which, if individually or collectively resolved against Parent or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        (c) There are no complaints, charges or claims against Parent or any of its subsidiaries pending or, to Parent's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Parent or any of its subsidiaries which, if individually or collectively resolved against Parent or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole, and, to the knowledge of Parent, there are no facts or circumstances which could form a reasonable basis for any of the foregoing.

        (d) There has been no "mass layoff" or "plant closing" as defined by WARN in respect of Parent or any of its subsidiaries within the six months prior to the Effective Time.

        (e) All employees of Parent and its subsidiaries possess all applicable passports, visas, permits and other authorizations required by all applicable immigration or similar Laws to be employed by and to perform services for and on behalf of Parent and its subsidiaries, except where the failure to possess such passports, visas, permits or other authorizations would not, individually or in the aggregate, reasonably be expected to materially affect the conduct of business by Parent or its subsidiaries. Parent and its subsidiaries, and their employees, have complied in all material respects with all applicable immigration and similar Laws.

        SECTION 4.15 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.15 of the Parent Disclosure Schedule: (i) Parent and each of its subsidiaries have obtained and are in compliance with all Parent Permits issuable and issued pursuant to any Environmental Law; (ii) as of the date hereof, there are no administrative, civil or criminal actions, suits, demands, notices, investigations, writs, injunctions, decrees, orders or judgments outstanding or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries based upon or arising out of any Environmental Law; (iii) neither Parent nor any of its subsidiaries has caused, has received notice of, or has knowledge of any Release or threatened Release of a Hazardous Material on or from the assets owned or operated by Parent or any of its subsidiaries; (iv) neither Parent nor any of its subsidiaries has any current liability in connection with any Release of a Hazardous Material; and (v) none of the operations of Parent or any of its subsidiaries involves the treatment, storage, or disposal of a Hazardous Material on any property owned, leased or operated by Parent or any of its subsidiaries.

        SECTION 4.16 TAX MATTERS.

        (a) Except as set forth in Section 4.16(a) of the Parent Disclosure Schedule, each of Parent and its subsidiaries has timely filed (or has had timely filed) all material Tax Returns required to be filed by it (or on its behalf). All such Tax Returns are complete and correct in all material respects. Parent and its subsidiaries have paid all material Taxes due for the periods covered by such Tax Returns. The most recent Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and its subsidiaries for all Taxable periods and portions thereof through the date of such Parent SEC Reports. Parent has previously delivered (or, in the case of foreign Tax Returns and audit reports, will deliver) to the Company copies of (i) all federal, state, foreign and other material income and franchise Tax Returns filed by Parent and its subsidiaries relating to any taxable periods of Parent or any of its subsidiaries that remains subject to audit under applicable statutes of limitations; and (ii) any audit report issued within the last three years (or otherwise in respect of any audit or investigation in progress) relating to Taxes due from or in respect of Parent or its subsidiaries.

        (b) Except as set forth in Section 4.16(b) of the Parent Disclosure Schedule, no material deficiencies for any Taxes have been proposed, asserted, or assessed against Parent or its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Parent, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney still in effect in respect of any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised by the relevant taxing authority during any presently pending audit or examination.

        (c) No material Liens for Taxes exist in respect of any assets or properties of Parent or its subsidiaries, except for statutory Liens for Taxes not yet due.

        (d) Neither Parent nor any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation, or similar agreement, arrangement, or practice in respect of Taxes (whether or not written) (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

        (e) Neither Parent nor any of its subsidiaries (i) has ever been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar or analogous group defined under a similar or analogous state, local or foreign Law) other than an affiliated group the common parent of which is Parent, or (ii) has any liability under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which Parent is not the common parent.

        (f) Neither Parent nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

        (g) Except as set forth in Section 4.16(g) of the Parent Disclosure Schedule, there are no employment, severance, or termination agreements or other compensation arrangements currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

        (h) Parent and its subsidiaries have complied in all material respects with all Laws applicable to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authority all material amounts required to be so withheld and paid over for all periods under all applicable Laws.

        (i) No federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any Taxes or Tax Returns of Parent or its subsidiaries and neither Parent nor its subsidiaries have received a written notice of any pending audit or proceeding in respect of any Taxes or Tax Returns.

        (j) Except as set forth in Section 4.16(j) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by Parent or its subsidiaries or has any knowledge that a taxing authority has proposed any such adjustment or change in Tax accounting method, or has any application pending with any taxing authority requesting permission for any changes in Tax accounting methods that relate to the business or operations of Parent or its subsidiaries.

        (k) Neither Parent nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        SECTION 4.17 ABSENCE OF QUESTIONABLE PAYMENTS. To Parent's knowledge, neither Parent nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of Parent or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. To Parent's knowledge, neither Parent nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of Parent or any of its subsidiaries has accepted or received any unlawful contributions, payments, gifts or expenditures.

        SECTION 4.18 MATERIAL CONTRACTS.

        (a) Set forth in Section 4.18(a) of the Parent Disclosure Schedule is a list of the following contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Parent or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which Parent or any of its subsidiaries is a party or by which any of its assets or properties is bound that are material to the business, assets or properties of Parent and its subsidiaries taken as a whole: (i) executory employment, executory severance, material product design or development, executory personal services, material consulting, executory non-competition or material indemnification contracts (including any material contract to which Parent or any of its subsidiaries is a party involving employees of Parent or any of its subsidiaries), but excluding normal indemnification provisions under license or sale contracts; (ii) licensing, merchandising or distribution agreements involving the payment of more than $100,000 per year; (iii) contracts granting a right of first refusal or first negotiation involving in excess of $100,000; (iv) partnership or joint venture agreements; (v) any agreements for the acquisition, sale or lease of material assets or properties of Parent (by merger, purchase or sale of assets or stock or otherwise) entered into since September 30, 2001 involving a payment in excess of $100,000; (vi) contracts or agreements with any Governmental Entity involving the payment of more than $50,000 per year; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by Parent or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred, in each case involving in excess of $100,000; (viii) agreements that purport to limit, curtail or restrict the ability of Parent or any of its subsidiaries to compete in any geographic area or line of business; (ix) assembly (packaging), testing, or supply agreements, in each case, involving in excess of $100,000 per year; (x) agreements, written or oral, with any officers, directors, stockholders of Parent or any member of the immediate family of any officer, director, or stockholder of Parent; and (xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2, the "PARENT MATERIAL CONTRACTS").
Section 4.18(a) of the Parent Disclosure Schedule sets forth a list of all Parent Material Contracts and Parent has heretofore made available to the Company true, correct, and complete copies of all such Parent Material Contracts.

        (b) To Parent's knowledge, each of the Parent Material Contracts constitutes the valid and legally binding obligation of Parent or its subsidiaries, enforceable in accordance with its terms, and is in full force and effect. There is no material default under any Parent Material Contract either by Parent (or its subsidiaries) or, to Parent's knowledge, by any other party thereto, and no event has occurred that with the giving of notice, the lapse of time, or both would constitute a material default thereunder by Parent (or its subsidiaries) or, to Parent's knowledge, any other party. As of the date hereof, to Parent's knowledge, no party has notified Parent in writing that it intends to terminate or fail to extend any contract between such person and Parent within one year of the date of this Agreement, except for any such termination or failure as would not have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        (c) To Parent's knowledge, no party to any such Parent Material Contract has given notice to Parent of or made a claim against Parent in respect of any material breach or default thereunder by Parent or a subsidiary.

        (d) Except as set forth in Section 4.18(d) of the Parent Disclosure Schedule, no consent of any third party is required under any Parent Material Contract as a result of or in connection with, and the enforceability of any Parent Material Contract will not be affected in any manner by, the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

        SECTION 4.19 SUBSIDIES. Section 4.19 of the Parent Disclosure Schedule sets forth a list of all material grants, material subsidies and similar material arrangements directly or indirectly between or among Parent or any of its subsidiaries, on the one hand, and any Governmental Entity or any other person, on the other hand. Except as set forth on Section 4.19 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has requested, sought, applied for or entered into any material grant, material subsidy or similar material arrangement directly or indirectly from or with any Governmental Entity or any other person.

        SECTION 4.20 INTELLECTUAL PROPERTY.

        (a) To Parent's knowledge, and except as are not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole:
(i) each item of Intellectual Property owned or controlled by Parent and its subsidiaries (collectively, the "PARENT INTELLECTUAL PROPERTY") comprised of registered copyrights, copyright applications, patents, patent applications, registered trademarks, and trademark applications are in compliance with applicable legal requirements relating to the registration or maintenance of such item (including payment of filing, examination and maintenance fees and proofs of working or use, as applicable) other than any requirement that, if not satisfied, would not result in a revocation of or otherwise materially affect the enforceability of the item of Parent Intellectual Property in question, and Parent has taken reasonable steps to protect such Parent Intellectual Property;
(ii) Parent and its subsidiaries own or have the right to use, free and clear of all Liens, all Parent Intellectual Property necessary for the operation of the businesses of Parent and its subsidiaries as presently conducted and as presently proposed to be conducted; (iii) each material item of Parent Intellectual Property owned or used by Parent and its subsidiaries immediately prior to the Effective Time will be owned or available for use by Parent or its relevant subsidiary immediately subsequent to the Effective Time; (iv) Parent and its subsidiaries have taken all action deemed by Parent or its relevant subsidiary to be necessary or reasonable, but in no event less than all commercially reasonable action, to protect and preserve the confidentiality of all Parent Intellectual Property consisting of trade secrets; (v) Parent has had and continues to have a requirement that all employees, agents and contractors of Parent and its subsidiaries must execute a non-disclosure agreement which includes an agreement to assign to Parent or its subsidiaries all rights to Parent Intellectual Property originated or invented by such employee relating to the business of Parent or its relevant subsidiary; and (vi) no trade secret or confidential know-how material to the business of Parent or any of its subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects Parent's or such subsidiary's proprietary interests in and to such trade secrets and confidential know-how.

        (b) Except as set forth in Section 4.20(b) of the Parent Disclosure Schedule, to Parent's knowledge, neither Parent nor any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and neither Parent nor any of its subsidiaries has received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation that remains unresolved and, if decided adversely to Parent, would be reasonably likely to have a Material Adverse Effect on Parent and subsidiaries taken as a whole. No third party has, to Parent's knowledge, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Parent or its subsidiaries, except where such actions are not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        (c) Section 4.20(c) of the Parent Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that Parent or any of its subsidiaries uses pursuant to license, sublicense, agreement or permission (other than software generally available on commercially reasonable terms) that either (i) if such license, sublicense, agreement or permission were denied, would reasonably be expected to have a Material Adverse Effect on Parent or its subsidiaries taken as a whole, or (ii) includes any unsatisfied obligation to pay any royalty or other amount or any obligation to pay a royalty or other amount, whether fixed or determined based on usage, following the Effective Time in excess of $25,000. To Parent's knowledge, in respect of each such item of used Intellectual Property:

                        (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                        (ii) the licenses, sublicenses, agreements or permissions will in all material respects continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Effective Time;

                        (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder such as would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole; and

                        (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof.

        (d) Except as set forth in Section 4.20(d) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has granted to any third party (i) any licenses (other than implied patent licenses pursuant to sales of products or services in the ordinary course of business) in any patents owned by Parent or any of its subsidiaries or (ii) any exclusive licenses in any other Parent Intellectual Property.

        (e) Except as may have been given in connection with licenses set forth in Section 4.20(d) of the Parent Disclosure Schedule or given in the ordinary course of business, neither Parent nor any of its subsidiaries has entered into any material agreement to indemnify any other person against any charge of infringement or misappropriation of any Parent Intellectual Property.

        (f) The execution, delivery and performance by Parent of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of Parent's or any of its subsidiaries' rights to own any Parent Intellectual Property except as are not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole, nor (ii) require the consent of any Governmental Entity or other third party in respect of any such Parent Intellectual Property that, if not obtained, is reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        SECTION 4.21 OPINION OF PARENT FINANCIAL ADVISOR. L.H. Friend, Weinress, Frankson & Presson, LLC (the "PARENT FINANCIAL ADVISOR") has delivered to the Parent Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Stock Exchange Ratio is fair to the stockholders of Parent from a financial point of view, and as of the date of the Closing, such opinion has not been withdrawn or modified.

        SECTION 4.22 NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

        SECTION 4.23 BROKERS. No broker, finder, investment banker or other person (other than the Parent Financial Advisor, a true and correct copy of whose engagement letter has been provided to the Company) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent, Merger Sub or any of their affiliates.

        SECTION 4.24 DGCL SECTION 203. Parent has taken all action required so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in DGCL Section 203) will not apply to the execution, delivery or performance of this Agreement, the applicable Voting Agreement, or the consummation of the Merger. No other antitakeover Laws of any state are applicable to this Agreement, such Voting Agreement or the transactions contemplated hereby or thereby.

                                    ARTICLE V
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

        SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as consented to by Parent, as disclosed in Section 5.1 of the Company Disclosure Schedule, or as contemplated by this Agreement, during the period from the date hereof to the Effective Time, neither the Company nor any of its subsidiaries will:

        (a) amend its charter, articles or certificate of incorporation or bylaws (or other similar organizational or governing instruments);

        (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for (i) the issuance of Shares upon the exercise of outstanding Company Stock Options, Company Warrants and Convertible Notes and
(ii) the grant to newly hired officers, employees or agents (in the ordinary and usual course of business consistent with past practice) of additional Company Stock Options after the date hereof to purchase up to 50,000 additional Shares and the issuance of Shares on the exercise thereof;

        (c) (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than any dividends or distributions payable to the Company or its subsidiaries); (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than any distributions or payments to the Company or its subsidiaries); or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

        (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

        (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of the Company;

        (f) (i) incur or assume any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) except (A) in the ordinary and usual course of business consistent with past practice or (B) in connection with any acquisition or capital expenditure permitted by this Section 5.1; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice, and except for obligations of the wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than (A) any acquisition permitted by this Section 5.1, (B) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company, (C) loans or advances to employees of the Company or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or (D) extensions of credit to customers in the ordinary and usual course of business consistent with past practice);
(iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) create or assume any Lien on any material assets of the Company or any of its subsidiaries other than in the ordinary and usual course of business consistent with past practice;

        (g) (i) increase in any manner the compensation or fringe benefits of any director, officer or employee except in the ordinary and usual course of business consistent with past practice or pay any benefit not required by any Company Benefit Plan or Company Employee Arrangement as in effect as of the date hereof or grant any completion bonuses or change of control payments in respect of the Merger; (ii) except in the ordinary and usual course of business consistent with past practice, promote or change the classification or status in respect of or hire any employee or individual; or (iii) make any contributions or other deposits to any trust that is not qualified under Section 501(a) of the Code;

        (h) acquire, sell, lease or dispose of any material assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, other than extensions or renewals in the ordinary and usual course of business consistent with past practice;

        (i) except as may be required as a result of a change in Law or in GAAP, make any material change in any of the accounting principles or practices used by it;

        (j) revalue in any material respect any of its assets, including, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

        (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) other than in the ordinary and usual course of business consistent with past practice, enter into any material contract or agreement or amend in any material respect any of the Company Material Contracts or the agreements referred to in Section 3.18; (iii) authorize any new capital expenditure or expenditures which are not provided for in the Company's current capital expenditure plan and which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $50,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

        (l) make or revoke any material Tax election, or settle or compromise any material Tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

        (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice or in accordance with their terms of liabilities reflected, or reserved against in, the consolidated financial statements, including notes thereto, of the Company and its subsidiaries or incurred since the date of such financial statements or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement related to a business combination involving the Company to which the Company or any of its subsidiaries is a party;

        (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

        (o) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

        (p) fail to comply in any material respect with any Law applicable to the Company, its subsidiaries, or their respective assets;

        (q) enter into any direct or indirect arrangements for financial subsidies from a Governmental Entity;

        (r) adopt, enter into, amend, alter or terminate (partially or completely) any Company Benefit Plan or Company Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

        (s) enter into any contract with an officer, director, employee, agent or other similar representative of the Company or any of its subsidiaries that is not terminable, without penalty or other liability, upon not more than sixty
(60) calendar days' notice;

        (t) except as permitted by Sections 6.6, 8.3 and 8.5 hereof, take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(s) or any action which would cause the condition set forth in Section 7.2(a) not to be satisfied; or

        (u) except as permitted by Sections 6.6, 8.3 and 8.5 hereof, take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of the Company or Parent to consummate the transactions contemplated by this Agreement.

        SECTION 5.2 CONDUCT OF BUSINESS OF PARENT. Except as consented to by the Company, as set forth in Section 5.2 of the Parent Disclosure Schedule, or as contemplated by this Agreement, during the period from the date hereof to the Effective Time, neither Parent nor any of its subsidiaries will:

        (a) amend its charter, articles or certificate of incorporation or bylaws (or other similar organizational or governing instruments);

        (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), except for (i) the issuance of shares of Parent Common Stock upon the exercise of outstanding Parent Stock Options and Parent Warrants, and (ii) the grant to newly hired officers, employees or agents (in the ordinary course of business consistent with past practice) of additional Company Stock Options after the date hereof to purchase up to 50,000 additional shares of Parent Stock and the issuance of shares on the exercise thereof;

        (c) (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than any dividends or distributions payable to Parent or its subsidiaries); (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than any distributions or payments to Parent or its subsidiaries); or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

        (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

        (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of Parent;

        (f) (i) incur or assume any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) except (A) in the ordinary and usual course of business consistent with past practice or (B) in connection with any acquisition or capital expenditure permitted by this Section 5.2; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice, and except for obligations of the wholly owned subsidiaries of Parent;
(iii) make any loans, advances or capital contributions to, or investments in, any other person (other than (A) any acquisition permitted by this Section 5.2, (B) loans, advances or capital contributions to or investments in wholly owned subsidiaries of Parent, (C) loans or advances to employees of Parent or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or (D) extensions of credit to customers in the ordinary and usual course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of Parent or its subsidiaries; or (v) create or assume any Lien on any material assets of Parent or any of its subsidiaries other than in the ordinary and usual course of business consistent with past practice;

        (g) (i) increase in any manner the compensation or fringe benefits of any director, officer or employee except in the ordinary and usual course of business consistent with past practice or pay any benefit not required by any Parent Benefit Plan or Parent Employee Arrangement as in effect as of the date hereof or grant any completion bonuses or change of control payments in respect of the Merger; (ii) except in the ordinary and usual course of business consistent with past practice, promote or change the classification or status in respect of or hire any employee or individual; or (iii) make any contributions or other deposits to any trust that is not qualified under Section 501(a) of the Code;

        (h) acquire, sell, lease or dispose of any material assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to Parent and its subsidiaries taken as a whole, other than extensions or renewals in the ordinary and usual course of business consistent with past practice;

        (i) except as may be required as a result of a change in Law or in GAAP, make any material change in any of the accounting principles or practices used by it;

        (j) revalue in any material respect any of its assets, including, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

        (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) other than in the ordinary and usual course of business consistent with past practice, enter into any material contract or agreement or amend in any material respect any of the Parent Material Contracts or the agreements referred to in Section 4.18; (iii) authorize any new capital expenditure or expenditures which are not provided for in Parent's current capital expenditure plan and which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $50,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

        (l) make or revoke any material Tax election, or settle or compromise any material Tax liability, or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes;

        (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice or in accordance with their terms of liabilities reflected, or reserved against in, the consolidated financial statements, including notes thereto, of Parent and its subsidiaries or incurred since the date of such financial statements or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement related to a business combination involving Parent to which Parent or any of its subsidiaries is a party;

        (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

        (o) enter into any agreement or arrangement that limits or otherwise restricts Parent or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

        (p) fail to comply in any material respect with any Law applicable to Parent, its subsidiaries, or their respective assets;

        (q) enter into any direct or indirect arrangements for financial subsidies from a Governmental Entity;

        (r) adopt, enter into, amend, alter or terminate (partially or completely) any Parent Benefit Plan or Parent Employee Arrangement except as contemplated by this Agreement or to the extent required by applicable Law;

        (s) enter into any contract with an officer, director, employee, agent or other similar representative of Parent or any of its subsidiaries that is not terminable, without penalty or other liability, upon not more than sixty (60) calendar days' notice; or

        (t) except as permitted by Sections 6.6, 8.4 and 8.5 hereof, take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through 5.2(s) or any action which would cause the condition set forth in Section 7.3(a) not to be satisfied; or

        (u) except as permitted by Sections 6.6, 8.4 and 8.5 hereof, take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of the Company or Parent to consummate the transactions contemplated by this Agreement.

        SECTION 5.3 ACCESS TO INFORMATION.

        (a) Between the date hereof and the Effective Time and subject to applicable Law, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors, accountants, consultants and auditors) reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require, and will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub with such financial and operating data and other information in respect of the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by the Company; provided, however, that nothing contained in this Section 5.3 shall be interpreted to require the Company or any of its subsidiaries to disclose any source code or any information which it is prohibited from disclosing pursuant to the terms of a confidentiality undertaking to a third party.

        (b) Between the date hereof and the Effective Time and subject to applicable Law, Parent and Merger Sub will give the Company and its authorized representatives (including counsel, financial advisors, accountants, consultants and auditors) reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of Parent and its subsidiaries, will permit the Company to make such inspections as the Company may reasonably require, and will cause Parent's officers and those of its subsidiaries to furnish the

Company with such financial and operating data and other information in respect of the business, properties and personnel of Parent and its subsidiaries as the Company may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(b) shall affect or be deemed to modify any of the representations or warranties made by Parent; provided, however, that nothing contained in this Section 5.3 shall be interpreted to require Parent or any of its subsidiaries to disclose any source code or any information which it is prohibited from disclosing pursuant to the terms of a confidentiality undertaking to a third party.

        (c) Each of Parent, Merger Sub and the Company will hold and will cause its authorized representatives to hold in confidence all documents and information furnished to the other in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Non-Disclosure Agreement entered into between the Company and Parent dated May 6, 2002 (the "NON-DISCLOSURE AGREEMENT"), which shall survive any termination of this Agreement in all respects in accordance with its terms.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

        SECTION 6.1 PREPARATION OF S-4 AND THE JOINT PROXY STATEMENT. Parent and the Company will, as promptly as practicable, jointly prepare and (i) Parent and the Company will file with the SEC the Joint Proxy Statement in connection with
(a) the vote of the stockholders of Parent in respect of (A) the Merger and the other Proposals and (B) the election of Director Nominees, and (b) the vote of the stockholders of the Company in respect of the Merger, and (ii) Parent will file with the SEC the S-4 in connection with the registration under the Securities Act of the shares of Parent Common Stock, the Contingent Warrant Shares and the Contingent Warrants and the other transactions contemplated hereby. Parent and the Company will, and will cause their accountants and lawyers to, use their commercially reasonable efforts to have or cause the S-4 to be declared effective as promptly as practicable after filing with the SEC and to maintain the effectiveness of the S-4 through the Effective Time, including causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process (other than qualifying to do business in any jurisdiction which it is not now so qualified or filing a general consent to service of process in any jurisdiction). The Company and Parent shall, as promptly as practicable after the receipt thereof, provide to the other party copies of any written comments and advise the other party of any oral comments in respect of the Joint Proxy Statement or the S-4 received from the staff of the SEC. Parent and the Company will provide each other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement prior to filing with the SEC and will provide each other with a copy of all such filings with the SEC. Parent will provide the Company with a reasonable opportunity to review and comment on any amendment or supplement on the S-4 prior to filing with SEC and will provide the Company with a copy of all such filings with the SEC. Parent will advise the Company, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the

S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the Company and Parent will use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to its respective stockholders at the earliest practicable date.

        SECTION 6.2 LETTER OF ACCOUNTANTS.

        (a) The Company shall use all commercially reasonable efforts to cause to be delivered to Parent a letter of Tanner + Co., the Company's independent auditors, dated as of the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

        (b) Parent shall use all commercially reasonable efforts to cause to be delivered to the Company a letter of Grant Thornton, LLP, Parent's independent auditors, dated as of the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

        SECTION 6.3 PARENT STOCKHOLDER MEETING. Parent shall take all lawful action to (i) cause a special meeting of its stockholders (the "PARENT STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the effective date of the S-4 for the purpose of voting on (A) the approval and adoption of this Agreement and approval of the Merger and the other Proposals and related matters, and (B) election of the Director Nominees; and (ii) subject to applicable Law, solicit proxies from its stockholders to obtain the Parent Requisite Vote with respect to the foregoing matters. Subject to the provisions of Section 6.6(b), the Parent Board shall recommend approval and adoption of this Agreement and approval of the Merger by Parent's stockholders and the Parent Board shall not withdraw, amend or modify in a manner adverse to Company such recommendation (or announce publicly its intention to do so).

        SECTION 6.4 COMPANY STOCKHOLDER MEETING. Company shall take all lawful action to (i) cause a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the effective date of the S-4 for the purpose of voting on the approval and adoption of this Agreement and approval of the Merger and related matters and
(ii) subject to applicable Law, solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement and approval of the Merger. Subject to the provisions of Section 6.6(b), the Company Board shall recommend approval and adoption of this Agreement and approval of the Merger by the Company's stockholders and the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

        SECTION 6.5 COMMERCIALLY REASONABLE EFFORTS.

        (a) Subject to the terms and conditions of this Agreement and applicable Law, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto shall make appropriate filings required under any applicable Antitrust Law (as hereinafter defined) in respect of the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested by the applicable Governmental Entities administering such Laws and use its commercially reasonable efforts to take, or cause to be taken, all other action consistent with this Section 6.5 necessary to secure the applicable clearances or approvals under such Laws as soon as practicable. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including applicable foreign Laws.

        (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.5(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts subject to applicable Law to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity in connection herewith or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by such applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

        (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.5(a) and (b), each of Parent and the Company shall, subject to applicable Law, use its commercially reasonable efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other person in respect of the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
6.5 shall (i) limit a party's right to terminate this Agreement pursuant to
Section 8.2 so
long as such party has up to then complied in all material respects with its obligations under this Section 6.5, (ii) require Parent to dispose or hold separate any part of its business or operations or agree not to compete in any geographic area or line of business or (iii) require Parent to dispose or hold separate any part of the Company's business or operations or agree to cause the Company not to compete in any geographic area or line of business which would in any such case impair in any material respect any of the benefits intended to be derived by Parent after the Effective Time as a result of the Merger.

        (d) The Company agrees that in connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company will keep Parent, and any counsel which Parent may retain at its own expense, informed of the course of such litigation, to the extent Parent is not otherwise a party thereto. The Company agrees that it will consult with Parent prior to entering into any settlement or compromise of any such litigation, and that no such settlement or compromise will be entered into without Parent's prior written consent, which consent shall not be unreasonably withheld.

        (e) Parent agrees that in connection with any litigation which may be brought against Parent or its directors relating to the transactions contemplated hereby, Parent will keep the Company, and any counsel which the Company may retain at its own expense, informed of the course of such litigation, to the extent the Company is not otherwise a party thereto. Parent agrees that it will consult with the Company prior to entering into any settlement or compromise of any such litigation, and that no such settlement or compromise will be entered into without the Company's prior written consent, which consent shall not be unreasonably withheld.

        SECTION 6.6 ACQUISITION PROPOSALS.

        (a) From the date of this Agreement until the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, Parent and the Company will not, nor will either party permit any of its subsidiaries to, nor will either party authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, Parent or the Company, as appropriate, or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information in respect of, or knowingly take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that nothing contained in this Section 6.6(a) shall prohibit the Parent Board or the Company Board, as appropriate, from furnishing any information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide Acquisition Proposal if, and only to the extent that (A) the Parent Stockholder Meeting or the Company Stockholder Meeting, as appropriate, shall not have occurred, (B) the Parent Board or the Company Board, as appropriate, after consultation with outside legal counsel, determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Parent or the Company, as appropriate, under applicable Law, as such duties would exist in the absence of any limitation in this Agreement, (C) the Parent Board or the Company Board, as appropriate, determines in good faith that such Acquisition Proposal is reasonably likely to lead to a transaction that, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with its financial advisor, based on the information available to such board at the time, that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the stockholders of Parent or the Company, as appropriate, than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), and (D) prior to furnishing any information to, or entering into discussions or negotiations with any person that makes an unsolicited bona fide Acquisition Proposal, Parent or the Company, as appropriate, (x) provides reasonable notice to the other party to the effect that it is taking such action and (y) receives from the person submitting such Acquisition Proposal an executed confidentiality/standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Non-Disclosure Agreement. Parent and the Company, as appropriate, shall notify the other party of any Acquisition Proposal (including the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall thereafter inform the other party on a prompt basis of the status of any discussions or negotiations with such third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give the other party a copy of any information delivered to such person which has not previously been reviewed by such other party. Each of Parent and the Company has ceased and terminated, and has caused its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents and representatives to cease and terminate, any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Acquisition Proposal. Each of Parent and the Company, as appropriate, shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 6.6 of the obligations undertaken in this Section 6.6. "ACQUISITION PROPOSAL" means, with respect to Parent or the Company, as the case may be, any inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving such party or any of its subsidiaries:
(w) any merger, consolidation, share exchange, recapitalization, business combination, asset sale or other similar transaction; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (y) any tender offer or exchange offer for 20% or more of the outstanding capital stock of such party, or the filing of a registration statement under the Securities Act in connection therewith; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        (b) Neither the Parent Board nor the Company Board will withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, its approval or recommendation of the Merger unless such board, after consultation with outside legal counsel, determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Parent or the Company, as appropriate, under applicable Law; provided, however, that neither the Parent Board nor the Company Board, as appropriate, may approve or recommend an Acquisition Proposal (and in connection therewith, withdraw or modify its approval or recommendation of the Merger) unless such an Acquisition Proposal is a

Superior Proposal (and Parent or the Company, as appropriate, shall have first complied with its obligations set forth in Section 8.3(a) or 8.4(a), as appropriate, and the time referred to in the last sentence of Section 8.3(a) or 8.4(a), as appropriate, has expired) and unless it shall have first consulted with outside legal counsel, and have determined that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Parent or the Company, as appropriate. Nothing contained in this Section 6.6(b) shall prohibit Parent or the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act. Nothing contained in this Section 6.6(b) shall prohibit Parent or the Company from making any disclosure to its stockholders which, in the good faith reasonable judgment of the Parent Board or the Company Board, as appropriate, after consultation with outside legal counsel, is required under applicable Law; provided, however, that except as otherwise permitted in this
Section 6.6(b), Parent or the Company, as appropriate, does not withdraw or modify, or propose to withdraw or modify, its position in respect of the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, no action by the Parent Board or the Company Board, as appropriate, permitted by, and taken in accordance with, this Section 6.6(b) shall constitute a breach of this Agreement by Parent or the Company, as appropriate. Nothing in this
Section 6.6(b) shall (i) permit either Parent or the Company to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any of its other obligations under this Agreement.

        SECTION 6.7 PUBLIC ANNOUNCEMENTS. Prior to the termination of this Agreement pursuant to Article VIII, none of Parent, Merger Sub or the Company will issue any press release or otherwise make any public statements in respect of this Agreement, the transactions contemplated by this Agreement, including the Merger, or any other aspect of their dealings in connection with any of the foregoing, without first obtaining the prior approval of the other parties hereto (any such approval not to be unreasonably withheld or delayed), subject to each party's obligations under applicable Law or stock market or bulletin board listing requirements or rules; provided, however, that the party so obligated to make any such public disclosure shall nevertheless provide each of the other parties hereto with a prior reasonable opportunity to review and comment on the contents of such disclosure.

        SECTION 6.8 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

        (a) From and after the Effective Time, and pursuant to the terms and conditions of this Section 6.8, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to the fullest extent permitted by applicable Law to, indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any subsidiary thereof, (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including, reasonable attorneys' fees and expenses), claims, damages, costs or liabilities or amounts paid in settlement, in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted, instituted or claimed prior to, at or after the Effective Time that are in whole or in part based on, or arising out of the fact that such person is or was a director, officer, or employee of the Company, in the same manner and on the same terms and conditions as the Parent is currently obligated to indemnify, defend and hold harmless each of Parent's directors, officers or employees against all losses, expenses (including, reasonable attorneys' fees and expenses), claims, damages, costs or liabilities or amounts paid in settlement, in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, that are in whole or in part based on, or arising out of the fact that such person is or was a director, officer, or employee of the Parent.

        (b) From and for a period of three years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect such policies of directors' and officers' liability insurance coverage, for the benefit of those Indemnified Parties, that are the same as, or substantially similar to, the policies of directors' and officers' liability insurance coverage maintained by Parent for the benefit of Parent's directors and officers.

        (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, or otherwise dissolves or liquidates, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation (or Parent, in the case of a dissolution or liquidation) shall assume the obligations set forth in this Section 6.8.

        (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs, and his or her representatives.

        SECTION 6.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time so as to cause the conditions set forth in Article VII hereof to fail to be satisfied, or (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder so as to cause the conditions set forth in Article VII hereof to fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        SECTION 6.10 TAX-FREE REORGANIZATION TREATMENT. The parties hereto intend that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. Each of the parties hereto shall, and shall cause its respective subsidiaries to, use its commercially reasonable efforts to cause the Merger to so qualify. The parties will use their commercially reasonable efforts to cause the opinions of counsel contemplated by Sections 7.2(d) and 7.3(d) to be timely delivered, including providing all supporting representations reasonably requested by such counsel and substantially in the form of EXHIBITS C and D hereto.

        SECTION 6.11 EMPLOYEE MATTERS.

        (a) Parent shall assume the Company Stock Options at the Effective Time.

        (b) At the Effective Time, employees of the Company and its domestic subsidiaries immediately prior to the Effective Time (the "COMPANY EMPLOYEES") will become employees of the Surviving Corporation. At the Effective Time, employees of the Company's foreign subsidiaries immediately prior to the Effective Time (the "SUBSIDIARY EMPLOYEES") will remain employees of such subsidiaries.

        (c) The Company Employees and Subsidiary Employees will be eligible to participate in Parent's applicable employee benefit plans, as such plans may be in effect from time to time, as soon as administratively convenient (as determined in Parent's sole discretion) after the Effective Time (the "Benefits Integration Date"). Until the Benefits Integration Date and except as contemplated by this Agreement, Parent will and will cause the Surviving Corporation to honor the obligations of the Company or any of its subsidiaries under the provisions of each Company Benefit Plan and Company Employee Arrangement; provided that prior to the Effective Time and subject to Section 5.1, the Company shall have the right at any time to amend or terminate any such Company Benefit Plan or Company Employee Arrangement in accordance with its terms. Following the Benefits Integration Date, with respect to each plan maintained by Parent in which any Company Employee or Subsidiary Employee participates (each, a "Parent Plan") that is an "employee benefit plan" as defined in Section 3(3) of ERISA, for purposes of eligibility to participate, vesting and, solely with respect to severance and vacation, level of benefit entitlement (including for purposes of benefits accrual during the last actual twelve months), service with the Company and its affiliates (or predecessor employers to the extent the Company and its affiliates provided past service credit) shall be treated as service with Parent to the same extent such service was counted under the corresponding Company Benefit Plan, if any; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each Parent Plan shall waive preexisting condition limitations to the same extent waived under the corresponding Company Benefit Plan. Company Employees and Subsidiary Employees shall be given credit under the applicable Parent Plan for amounts paid under a corresponding Company Benefit Plan during the same period as though such amounts had been paid in accordance with the terms and conditions of the Parent Plan.

        (d) Effective as of the Effective Time, Parent shall enter into and/or assume employment agreements with the executive officers and employees of Company and its subsidiaries identified in Section 6.11(d) of the Company Disclosure Schedule, upon the terms and conditions agreed between the parties.

        (e) Upon the request of Parent, the Company Board shall adopt a resolution terminating the Company's 401(k) plan and 100% vesting of participants' accounts in the plan as of the Benefits Integration Date. In addition, upon the request of Parent, the Company shall take appropriate action to terminate its 401(k) plan and shall seek a determination of termination from the IRS regarding the qualified status of such 401(k) plan, all as of the Benefits Integration Date.

        SECTION 6.12 FEES AND EXPENSES. Whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such Expenses, except (a) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement and the S--4, which shall be shared equally by the Company and Parent, and (b) if applicable, as provided in Section 8.5(b). As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Joint Proxy Statement and the S--4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

        SECTION 6.13 OBLIGATIONS OF MERGER SUB. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        SECTION 6.14 PARENT BOARD SEATS. At the Effective Time, Parent shall have taken all action necessary as allowed under applicable Law, its certificate of incorporation and bylaws to (i) increase the size of the Parent Board to seven (7) members and (ii) amend its bylaws to allow the Parent Board to increase the number of directors on the Parent Board to nine (9) members without additional stockholder approval. In the Joint Proxy Statement, the Parent Board shall nominate as directors of Parent the following individuals for election by Parent's stockholders at the Parent Stockholder Meeting: Merv Adelson, Paul Anderson, Bruce Maggin, Joseph N. Matlock, Jr., Joel Schoenfeld, Bruce Stein, Tyler Thompson and Robert I. Webber (collectively, the "DIRECTOR NOMINEES").

        SECTION 6.15 REGISTRATION OF OPTIONS. As soon as reasonably practicable following the Effective Time, Parent shall register all shares of Parent Common Stock underlying each Assumed Stock Option with the SEC on form S-8, and with all states required by applicable state "blue sky" laws.

        SECTION 6.16 RESTATED CERTIFICATE. Prior to the Effective Time, Parent's stockholders shall have approved the amended and restated certificate of incorporation of Parent, in a form mutually agreed upon by Parent and Company (the "RESTATED CERTIFICATE"), pursuant to which Parent, among other things, shall (i) effectuate a reverse stock split of the Parent Common Stock on a 1 for 4 basis, the result of which will be to reduce to 25,000,000 or fewer the number of shares of Parent Common Stock that will be issued and outstanding immediately prior to the Effective Time and the consummation of the transactions contemplated by this Agreement (the "REVERSE SPLIT"), (ii) increase the authorized shares of Parent Common Stock to 125,000,000, and (iii) authorize 10,000,000 shares of preferred stock, which is the number of preferred stock authorized under the Certificate of Incorporation of Parent as of the date hereof.

        SECTION 6.17 LOCK-UP AGREEMENTS. Prior to the Closing Date, the Company shall deliver to Parent a Lock-Up Agreement, substantially in the form attached as EXHIBIT B (a "LOCK-UP AGREEMENT"), executed by each officer and director of the Company and each beneficial owner of Company Common Stock who will either serve as an executive officer or director of Parent or the Surviving Corporation, or who will own beneficially at least 10% of the issued and outstanding Parent Common Stock (calculated on a post-closing basis) following the Merger (each, a "COMPANY INSIDER"). Prior to the Closing Date, Parent shall have received a Lock-Up Agreement executed by each officer and director of Parent, and each beneficial owner of Parent Common Stock, who will either serve as an executive officer or director of Parent or the Surviving Corporation, or who will own beneficially at least 10% of the issued and outstanding Parent Common Stock (calculated on a post-closing basis), following the Merger (each, a "PARENT INSIDER").

        SECTION 6.18 DIRECTOR AND OFFICER INSURANCE. On or before the Closing Date, Parent shall have obtained customary director and officer insurance, which shall provide claims coverage of a minimum of $2,000,000 per claim.

        SECTION 6.19 WAIVER OF CHANGE OF CONTROL PROVISIONS. On or before the Closing Date, except for William C. Gibbs, Mitchell Edwards, Shelly Singhal, and Edward Mooney, the Company shall have obtained all consents and waivers necessary, and taken such other actions as may be reasonably determined by Parent to be necessary (including the adoption by the Company Board of appropriate resolutions), to ensure that, with respect to each holder of Company Stock Options or Company Warrants, in each case entitling such holder to purchase 15,000 or more shares of Company Common Stock, no rights to acquire shares of Company Common Stock pursuant to such Company Stock Options or Company Warrants shall become fully vested and exercisable, and no rights to receive any payments under or pursuant to Company Employment Agreements shall accrue, as a result of the consummation of the transactions contemplated by this Agreement.

        SECTION 6.20 AMENDMENT TO 2000 INCENTIVE PLAN. Prior to the Closing Date, Parent's stockholders shall have approved an amendment to the 2000 Incentive Plan whereby the aggregate share limit under the 2000 Incentive Plan is increased by an additional 3,500,000 shares, for a proposed new aggregate share limit under the 2000 Incentive Plan of 5,500,000 shares (the "2000 INCENTIVE PLAN AMENDMENT").

        SECTION 6.21 TERMINATION OF THE STOCKHOLDER RIGHTS AGREEMENTS; WAIVER OF CHANGE IN CONTROL PROVISIONS. Prior to the Closing Date, (i) Parent and all other parties thereto shall have terminated all stockholder rights agreements with its stockholders including, but not limited to, that certain Investor Rights Agreement, by and among Parent, East-West Capital Associates, Inc. and the other parties thereto dated as of June 12, 2002 (collectively, the "STOCKHOLDER RIGHTS AGREEMENTS"), pursuant to the terms of such Stockholder Rights Agreements or by such other appropriate means as are not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole, (ii) Parent shall have obtained all consents and waivers necessary, and taken such other actions as may be reasonably determined by the Company to be necessary (including the adoption by the Parent Board of appropriate resolutions), to ensure that, with respect to each holder of Parent Stock Options or

Parent Warrants, in each case entitling such holder to purchase 15,000 or more shares of Parent Common Stock, no rights to acquire shares of Parent Common Stock pursuant to such Parent Stock Options or Parent Warrants shall become fully vested and exercisable, and no rights to receive any payments under or pursuant to Parent Employment Agreements shall accrue, as a result of the consummation of the transactions contemplated by this Agreement, and (iii) Parent shall have obtained all consents and waivers necessary, and taken such other actions as may be reasonably determined by the Company to be necessary, to ensure that (A) no rights to receive any payments under that certain Subordinated Promissory Note by Parent in favor of Radical Communication, Inc., dated September 12, 2001, for the principal amount of One Million Dollars ($1,000,000) shall accrue or otherwise accelerate, as a result of the consummation of the transactions contemplated by this Agreement, and (B) no rights to anti-dilution protection under that certain Warrant to Purchase Shares of Common Stock of Parent, dated September 30, 1999, issued to @Onex LLC, shall be triggered as a result of the consummation of the transactions contemplated by this Agreement.

        SECTION 6.22 ANTITAKEOVER LAWS . Neither the Company, Parent nor Merger Sub shall take any action that would cause the Merger or the other transactions contemplated by this Agreement to be subject to the requirements of the antitakeover Laws of any state. If the antitakeover Laws of any state shall become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such antitakeover Laws on the Merger and the other transactions contemplated by this Agreement.

        SECTION 6.23 VOTING AGREEMENTS. Prior to the initial filing with the SEC of the documents referred to in Section 6.1, the Company shall deliver to Parent a Voting Agreement, substantially in the form attached as EXHIBIT A1, executed by Paul Anderson, Brad Crawford, Tyler Thompson, Troy Kearl, Matt Green, and Jade Millington, collectively who own in excess of 50% of the issued and outstanding Company Common Stock as of the date hereof. Prior to the filing with the SEC of the documents referred to in Section 6.1, Parent shall have received a Voting Agreement, substantially in the form attached as EXHIBIT A2, executed by beneficial owners of Parent Common Stock collectively owning beneficially at least 50% of the issued and outstanding Parent Common Stock as of the date hereof.

        SECTION 6.24 DELIVERY OF DISCLOSURE SCHEDULES. The parties acknowledge that the Company has delivered to Parent an initial draft, dated June 18, 2002, of the Company Disclosure Schedule (the "DISCLOSURE DRAFT"). Prior to the initial filing with the SEC of the documents referred to in Section 6.1, the Company shall deliver to Parent the Company Disclosure Schedule in final form and all contracts, agreements, and documents referred to therein not previously delivered to Parent, in form and substance reasonably satisfactory to Parent. Any provision in this Agreement indicating that such materials and information have previously been provided to Parent or Merger Sub, or will be provided to such parties hereafter, shall be deemed to require delivery of such materials and information prior to the initial filing with SEC of the documents referred to in Section 6.1.

        SECTION 6.25 MASTER CONTINGENT WARRANT AGREEMENT. Prior to the filing with the SEC of the documents referred to in Section 6.1, the Company and Parent shall have finalized the form of Master Contingent Warrant Agreement, a true and complete copy of which shall be attached hereto as EXHIBIT E.


                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

        SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

        (a) The Merger shall have been approved and adopted by the Parent Requisite Vote and the Company Requisite Vote.

        (b) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

        (c) There shall be an absence of any pending or threatened litigation regarding this Agreement or the transactions contemplated hereby.

        (d) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued and no action, suit, proceeding or investigation by the SEC or any state securities administrator to suspend the effectiveness thereof shall have been threatened, initiated and be continuing.

        SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following additional conditions, any or all of which may be waived in whole or in part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

        (a) The representations and warranties of the Company contained herein shall have been true in all respects when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

        (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

        (c) The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the President or any Vice President of the Company certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

        (d) Parent shall have received an opinion of Morrison & Foerster, LLP, dated the Closing Date, to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned on the receipt by such counsel of representation letters from each of Parent, Merger Sub and the Company, substantially in the forms attached hereto as EXHIBITS C and D in each case, in form and substance reasonably satisfactory to Morrison & Foerster, LLP. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

        (e) All authorizations, consents or approvals of any Governmental Entity (other than those specified in Section 7.1(b)) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been obtained, without any limitation, restriction or condition that is reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole (or, were such effect applied to the Surviving Corporation and its subsidiaries, is reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole), except for such authorizations, consents or approvals, the failure of which to have been obtained is not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole (or, were such effect applied to the Surviving Corporation and its subsidiaries, is not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole).

        (f) All authorizations, consents or approvals of any third parties (other than those specified in Section 7.2(e)) identified in the Company Disclosure Schedule required for the Company to consummate the Merger and the other transactions contemplated hereby shall have been obtained, except for such authorizations, consents or approvals, the failure of which to have been made or obtained is not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole (or, were such effect applied to the Surviving Corporation and its subsidiaries, is not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole).

        (g) Parent shall have received a Lock-Up Agreement executed by each Company Insider and Parent Insider.

        (h) Stockholders of the Company holding no more than five percent (5%) of the Company Common Stock shall have elected any appraisal rights or associated payments under Sections 92A-420 and 92A-440 of the NGCL.

        (i) Parent shall have received an opinion, dated the Closing Date, from Snell & Wilmer, L.L.P., counsel to the Company, in the form reasonably acceptable to Parent and its legal counsel regarding the due authorization of the Company entering and performing this Agreement and the Merger, enforceability of this Agreement and the Merger, and no conflicts with the articles of incorporation or bylaws of the Company.

        (j) All consents, waivers and other actions referred to in Section 6.19 shall have been obtained and/or taken as provided therein.

        SECTION 7.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

        (a) The representations and warranties of Parent and Merger Sub contained herein shall have been true in all respects when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

        (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

        (c) Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President or Chief Financial Officer of Parent certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b).

        (d) The Company shall have received an opinion of Snell & Wilmer, L.L.P., dated the Closing Date, to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned on the receipt by such counsel of representation letters from each of Parent, Merger Sub and the Company, substantially in the forms attached hereto as EXHIBITS C and D in each case, in form and substance reasonably satisfactory to Snell & Wilmer, L.L.P. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

        (e) All authorizations, consents or approvals of any Governmental Entity (other than those specified in Section 7.1(b)) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been obtained, without any limitation, restriction or condition that is reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole (or, were such effect applied to Parent and its subsidiaries giving effect to the Merger, is reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries (including the Surviving Corporation) taken as a whole), except for such authorizations, consents or approvals, the failure of which to have been obtained is not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole (or, were such effect applied to Parent and its subsidiaries giving effect to the Merger, is not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries (including the Surviving Corporation) taken as a whole).

        (f) All authorizations, consents or approvals of any third parties (other than those specified in Section 7.3(e)) identified in the Parent Disclosure Schedule required for Parent to consummate the Merger and the other transactions contemplated hereby shall have been obtained, except for such authorizations, consents or approvals, the failure of which to have been made or obtained is not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole (or, were such effect applied to Parent and its subsidiaries giving effect to the Merger, is not reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries (including the Surviving Corporation) taken as a whole).

        (g) The Company shall have received an opinion, dated the Closing Date, from Morrison & Foerster, LLP, counsel to Parent, in the form reasonably acceptable to the Company and its legal counsel regarding the due authorization of Parent and Merger Sub entering and performing this Agreement and the Merger, enforceability of this Agreement and the Merger, and no conflicts with the certificate of incorporation or bylaws of Parent or Merger Sub.

        (h) Parent will have a minimum of one million five hundred thousand dollars ($1,500,000) in cash on hand.

        (i) Parent will have executed and/or assumed employment agreements with those executive officers and employees of the Company and its subsidiaries identified in Section 6.11(d) of the Company Disclosure Schedule, as provided in
Section 6.11(d) of this Agreement.

        (j) Parent shall have received a Lock-Up Agreement executed by each Company Insider and Parent Insider.

        (k) Parent's stockholders shall have elected the Director Nominees and approved each of the Proposals.

        (l) All consents or agreements of holders of the Convertible Notes shall have been obtained by the Company to give effect to the terms and conditions of
Section 2.3.

        (m) All consents, waivers, terminations and other actions referred to in
Section 6.21 shall have been obtained and/or taken as provided therein.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

        SECTION 8.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Parent Requisite Vote and Company Requisite

Vote referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

        SECTION 8.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if:

        (a) the Merger shall not have been consummated by September 30, 2002, whether such date is before or after the later of the date of approval of the Merger by the Parent Requisite Vote and the Company Requisite Vote (the "TERMINATION DATE"); provided, however, that if either Parent or the Company reasonably determines in good faith that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party to a date not beyond October 30, 2002;

        (b) the Parent Requisite Vote shall not have been obtained at the Parent Stockholder Meeting or at any adjournment or postponement thereof;

        (c) the Company Requisite Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

        (d) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by both the Parent Requisite Vote and the Company Requisite Vote);

        (e) any Governmental Entity shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(b), 7.2(e) and 7.3(e), as applicable, and such denial of a request to issue such order, decree or ruling or take such other action shall have been final and nonappealable; or

        (f) if the Company Disclosure Schedule is not delivered to Parent, and accepted by Parent, as provided in Section 6.24, and/or the Company Disclosure Schedule as so delivered contains any material adverse information not previously disclosed in the Disclosure Draft.

        provided, however, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

        SECTION 8.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board:

        (a) if (i) the Company Stockholder Meeting shall not have been held and completed, (ii) the Company Board authorizes the Company, subject to complying with the terms of this

Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iii) during the three business day period after the Company's notice, (A) the Company shall have negotiated with, and shall have caused its respective financial and legal advisors to negotiate with, Parent to attempt to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby and (B) the Company Board shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal. The Company may not effect such termination unless contemporaneously therewith the Company pays to Parent in immediately available funds the fees required to be paid pursuant to Section 8.5(d). The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the day following the third business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

        (b) if either (i) Parent enters into a binding agreement for a Superior Proposal, or (ii) the Parent Board shall have withdrawn or adversely modified its approval or recommendation of the Merger;

        (c) if Parent's representations and warranties set forth in Section 4.2 are not correct in any material respect; or

        (d) if there is a breach by Parent or Merger Sub of any other representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date.

        SECTION 8.4 TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent:

        (a) if (i) the Parent Stockholder Meeting shall not have been held and completed, (ii) the Parent Board authorizes Parent, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Parent notifies the Company in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iii) during the three business day period after Parent's notice, (A) Parent shall have negotiated with, and shall have caused its respective financial and legal advisors to negotiate with, the Company to attempt to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated hereby and (B) the Parent Board shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to Parent's notice continues to be a Superior Proposal. Parent may not effect such termination unless contemporaneously therewith Parent pays to the Company in immediately available funds the fees required to be paid pursuant to Section 8.5(b). Parent agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the day following the third business day after it has provided the notice to the Company required thereby and (y) to notify the Company promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

        (b) if either (i) the Company enters into a binding agreement for a Superior Proposal, or (ii) the Company Board shall have withdrawn or adversely modified its approval or recommendation of the Merger;

        (c) if the Company's representations and warranties set forth in Section
3.2 are not correct in any material respect; or

        (d) there is a breach by the Company of any other representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date.

        SECTION 8.5 EFFECT OF TERMINATION AND ABANDONMENT.

        (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than Sections 5.3(c), 6.12 and 8.5, and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

        (b) In the event that (i) a bona fide Acquisition Proposal shall have been made or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal in respect of Parent or any of its subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(b) or 8.2(c) or by the Company pursuant to Section 8.3(d) as a result of a material breach by Parent of any of the covenants set forth in Section 6.6 hereof (provided that within 9 months of the termination of this Agreement any Acquisition Proposal by a third party is entered into, agreed to, or consummated by Parent) or (ii) this Agreement is terminated by Parent pursuant to Section 8.4(a), or (iii) this Agreement is terminated by the Company pursuant to Section 8.3(b)(i), or (iv) this Agreement is terminated by the Company pursuant to Section 8.3(b)(ii) and, within 9 months of such termination, any Acquisition Proposal by any third party is entered into, agreed to or consummated by Parent, then Parent shall pay the Company a termination fee equal to the sum of (A) $100,000, and (B) all reasonable and documented fees and expenses incurred by Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, in same-day funds, on the date of such termination, in the case of clause (ii) or (iii), or on the earlier of the date an agreement is entered into in respect of an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (i) or (iv).

        (c) Parent acknowledges that the agreements contained in Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not have entered into this Agreement; accordingly, if Parent fails to promptly pay the amount due pursuant to Section 8.5(b), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee set forth in this Section 8.5, Parent shall pay to the Company its costs and expenses (including, attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Bank of America, N.A., in effect from time to time during such period.

        (d) In the event that (i) a bona fide Acquisition Proposal shall have been made or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal in respect of the Company or any of its subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(b) or 8.2(c) or by Parent pursuant to Section 8.4(d) as a result of a material breach by the Company of any of the covenants set forth in Section 6.6 hereof (provided that within 9 months of the termination of this Agreement any Acquisition Proposal by a third party is entered into, agreed to, or consummated by the Company) or (ii) this Agreement is terminated by the Company pursuant to Section 8.3(a), or (iii) this Agreement is terminated by Parent pursuant to Section 8.4(b)(i), or (iv) this Agreement is terminated by Parent pursuant to Section 8.4(b)(ii) and, within 9 months of such termination, any Acquisition Proposal by any third party is entered into, agreed to or consummated by the Company, then the Company shall pay Parent a termination fee equal to the sum of (A) $100,000, and (B) all reasonable and documented fees and expenses incurred by Parent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, in same-day funds, on the date of such termination, in the case of clause (ii) or (iii), or on the earlier of the date an agreement is entered into in respect of an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (i) or
(iv).

        (e) The Company acknowledges that the agreements contained in Section 8.5(d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(d), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5, the Company shall pay to Parent its costs and expenses (including, attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Bank of America, N.A., in effect from time to time during such period.

        (f) Without limiting the terms of this Section 8.5, the parties agree that no termination fee shall be due pursuant to this Section as a result of the termination of this Agreement by either Parent or the Company solely as a result of the failure of a closing condition set forth in Article VII herein.

        SECTION 8.6 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by both the Parent Requisite Vote and the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable

Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

        SECTION 8.7 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                                  MISCELLANEOUS

        SECTION 9.1 ENTIRE AGREEMENT; ASSIGNMENT.

        (a) This Agreement (including exhibits, schedules (including the Company Disclosure Schedule and the Parent Disclosure Schedule), documents and instruments referred to herein) constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof, other than the Non-Disclosure Agreement (which shall remain in effect).

        (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

        SECTION 9.2 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

        SECTION 9.3 NOTICES. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof with the person indicated below to whose attention the same is to be delivered, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

            if to Merger Sub or to
            Parent, to:                MindArrow Systems, Inc.
                                       2120 Main Street
                                       Huntington Beach, CA 92648
                                       Attention:  Chief Executive Officer
                                       Facsimile No.: (714) 536-6280
                                       Telephone No.: (714) 536-6200


            with copies to:            Morrison & Foerster LLP
                                       1925 Century Park East, Suite 2200
                                       Los Angeles, CA 90067
                                       Attention:  Kelly C. Crabb
                                       Facsimile No.: (310) 203-4040
                                       Telephone No.: (310) 203-4003


            if to the Company, to:     Category 5 Technologies, Inc.
                                       2755 East Cottonwood Parkway, 4th Floor
                                       Salt Lake City, UT 84121
                                       Attention:  Chief Executive Officer
                                       Facsimile No.: (801) 365-0465
                                       Telephone No.: (801) 365-0455


            with a copy to:            Snell & Wilmer, L.L.P.
                                       15 West South Temple, Suite 1200
                                       Gateway Tower West
                                       Salt Lake City, Utah 84101
                                       Attention: Dave F. Evans
                                       Facsimile: (801) 257-1800
                                       Telephone No.: (801) 257-1900

        or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

        SECTION 9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of California, without giving effect to the choice of Law principles thereof.

        SECTION 9.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        SECTION 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no other person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement.

        SECTION 9.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        SECTION 9.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in Los Angeles County or Orange County in the State of California or in Salt Lake County in the State of Utah or in any California state court located in Los Angeles County or Orange County or in any Utah state court located in Salt Lake County, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in Los Angeles County or Orange County in the State of California or in Salt Lake County in the State of Utah in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in Los Angeles County or Orange County in the State of California or in Salt Lake County in the State of Utah.

        SECTION 9.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts by manual or facsimile signature, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.10 INTERPRETATION.

        (a) The words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," the word "or" shall mean "and/or." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

        (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 12, 2002. The phrase "made available" in this Agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

        (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        SECTION 9.11 DEFINITIONS. As used herein,

        (a) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" has the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

        (b) "BUSINESS DAY" shall mean any day other than Saturday, Sunday or any day on which banks in Los Angeles, California are required or authorized by Law to be closed for business.

        (c) "KNOW" or "KNOWLEDGE" means, in respect of any party, the actual knowledge of the officers and employees of such party actively participating in the negotiation of this Agreement and related due diligence activities, without any requirement to undertake an independent investigation, provided that, (i) in the case of the Company, such officers and employees shall be limited to those persons named in Section 9.11(c) of the Company Disclosure Schedule and (ii) in the case of Parent, such officers and employees shall be limited to those persons named in Section 9.11(c) of the Parent Disclosure Schedule.

        (d) "MATERIAL ADVERSE EFFECT" means in respect of any entity, any material adverse effect on (i) the assets, properties, financial condition or results of operations of such entity and its subsidiaries taken as a whole, other than any change, circumstance, effect or development (A) relating to the Internet-based software and services industry or economy in general (it being understood that this clause (A) shall not exclude, in the case of any Material Adverse Effect with respect to either party, any change, circumstance, effect or development relating to the Internet-based software and services industry or economy in general in any location in which such party operates or owns assets that materially and disproportionately impacts such party), (B) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby (including loss of customers, suppliers or employees or the delay or cancellation of orders for products), or
(C) any stockholder litigation or litigation by any Governmental Entity, in each case brought or threatened against such entity or any member of its board of directors in respect of this Agreement or the transactions contemplated hereby; provided that any change in the market price or trading volume of the Company Common Stock or Parent Common Stock shall not, in and of itself, constitute a Material Adverse Effect, or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

        (e) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

        (f) "SUBSIDIARY" means, in respect of any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.


                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                            CATEGORY 5 TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            MINDARROW SYSTEMS, INC.


                                            By:
                                               ---------------------------------
                                               Name:  Robert Webber
                                               Title: Chief Executive Officer



                                            MINDARROW ACQUISITION CORP.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT A1

                                VOTING AGREEMENT

        MindArrow Systems, Inc., a Delaware corporation ("Parent"), MindArrow Acquisition Corp., a Delaware corporation ("Merger Sub"), and Category 5 Technologies, Inc., a Nevada corporation (the "Company"), have entered into that certain Agreement and Plan of Merger, dated as of July 12, 2002 (the "Merger Agreement"), pursuant to which the Company, upon the terms and subject to the conditions thereof, will merge with and into Merger Sub (the "Merger"), and each outstanding share of Company Common Stock will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. In consideration of the foregoing, each of the undersigned holders (each, a "Stockholder") of shares of Company Common Stock agrees with each of Parent, Merger Sub and the Company as follows:

        1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earlier of (i) the Effective Time, or (ii) the date of termination of the Merger Agreement in accordance with its terms, each Stockholder hereby agrees to vote the shares of Company Common Stock set forth opposite its name in SCHEDULE A hereto (the "Schedule A Securities") to approve and adopt the Merger Agreement and the Merger (provided that the Stockholder shall not be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has, without the consent of the Stockholder, been amended in any manner that is material and adverse to such Stockholder) and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote of the stockholders of the Company so long as such meeting is held (including any adjournment thereof) or written consent is adopted prior to the termination of the Agreement Period.

        2. During the Agreement Period, each Stockholder hereby agrees that such Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Schedule A Securities in any manner inconsistent with the obligations of such Stockholder under this Agreement.

        3. Each Stockholder hereby represents and warrants to Parent and Merger Sub that as of the date hereof:

                (a) Such Stockholder (i) owns beneficially all of the shares of Company Common Stock set forth opposite the Stockholder's name in SCHEDULE A hereto, (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person, and (iii) has not entered into any voting agreement or other similar agreement with or granted any person any proxy (revocable or irrevocable) in respect of such shares (other than this Voting Agreement).



                                      A1-1

                (b) This Voting Agreement is the valid and binding agreement of such Stockholder.

                (c) No investment banker, broker or finder is entitled to a commission or fee from such Stockholder or the Company in respect of this Voting Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

        4. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

        5. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

        6. The parties hereto agree that if, for any reason, any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Voting Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

        7. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of California.

        8. Each Stockholder will, upon request, execute and deliver any additional documents deemed by the Company to be reasonably necessary or desirable to complete and effectuate the covenants contained herein.

        9. This Agreement shall terminate upon the termination of the Agreement Period.

        10. No Stockholder shall sell, assign, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding in respect of the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Schedule A Securities during the term of this Agreement unless such Stockholder first provides written notice thereof to Parent and obtains a written agreement of the proposed transferee to be bound by the terms of this Agreement.

        11. Parent, Merger Sub and the Company understand and agree that this Agreement pertains only to each Stockholder and not to any of its affiliates, if any, or advisers.



                                      A1-2

        12. Parent, Merger Sub and the Company severally, but not jointly, represent and warrant to each Stockholder that there is no agreement, understanding or commitment, written or oral, to pay any consideration directly or indirectly in connection with the Merger or otherwise to or for the benefit of any holder of Company Common Stock or options thereon other than as set forth in the Merger Agreement (except, in the case of directors, employees, agents, customers, suppliers or contractors of the Company who are also holders, such consideration as is payable by the Company in the ordinary course of business, and except for amounts payable to officers, directors or employees in connection with or pursuant to any options or option, stock purchase, stock ownership or other employee benefit plans or agreements).

        13. Neither Parent, Merger Sub nor the Company will enter into any agreement with any other stockholder of the Company having a purpose or effect substantially similar to that of this Voting Agreement on financial terms (in respect of such other stockholder) more favorable than the terms of this Voting Agreement.

        14. Any Stockholder who is also a director or officer of the Company will not, by execution of this Agreement, be precluded from exercising his fiduciary duties under applicable Law in his capacity as a director or officer with respect to the Company and nothing herein will limit or affect, or give rise to any liability to a Stockholder by virtue of any actions taken by such Stockholder in his or her capacity as a director or officer of the Company.

        15. Nothing contained in this Voting Agreement shall be deemed to vest in Parent, Merger Sub or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Schedule A Securities. All rights, ownership and economic benefits of and relating to the Schedule A Securities shall remain and belong to the applicable Stockholder and neither Parent, Merger Sub nor the Company shall have any power or authority to direct any Stockholder in the voting of any Schedule A Securities or the performance by any Stockholder of its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein.

        16. All capitalized terms, not otherwise defined herein, shall have the meanings set forth in the Merger Agreement.



                                      A1-3

        IN WITNESS WHEREOF, the parties hereto have executed this Voting
Agreement as of July   , 2002.

                                            MINDARROW SYSTEMS, INC., a Delaware
                                            corporation



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                            MINDARROW ACQUISITION CORP., a
                                            Delaware corporation



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                            CATEGORY 5 TECHNOLOGIES, INC., a
                                            Nevada corporation



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                      A1-4

                                               STOCKHOLDERS:


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------



                                      A1-5

                                   SCHEDULE A
                                       TO
                                VOTING AGREEMENT



------------------------------- ----------------------------- ----------------------------
         Stockholder                       Class                   Number of Shares
------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------



                                      A1-6

                                                                      EXHIBIT A2

                                VOTING AGREEMENT

        MindArrow Systems, Inc., a Delaware corporation ("Parent"), MindArrow Acquisition Corp., a Delaware corporation ("Merger Sub"), and Category 5 Technologies, Inc., a Nevada corporation (the "Company"), have entered into that certain Agreement and Plan of Merger, dated as of July 12, 2002 (the "Merger Agreement"), pursuant to which the Company, upon the terms and subject to the conditions thereof, will merge with and into Merger Sub (the "Merger"), and each outstanding share of Company Common Stock will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. In consideration of the foregoing, each of the undersigned holders (each, a "Stockholder") of shares of Parent Common Stock agrees with each of Parent, Merger Sub and the Company as follows:

        1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earlier of (i) the Effective Time, or (ii) the date of termination of the Merger Agreement in accordance with its terms, each Stockholder hereby agrees to vote the shares of Parent Common Stock set forth opposite its name in SCHEDULE A hereto (the "Schedule A Securities") to approve and adopt the Merger Agreement and the Merger (provided that the Stockholder shall not be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has, without the consent of the Stockholder, been amended in any manner that is material and adverse to such Stockholder) and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of Parent, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote of the stockholders of Parent so long as such meeting is held (including any adjournment thereof) or written consent adopted prior to the termination of the Agreement Period.

        2. During the Agreement Period, each Stockholder hereby further agrees to vote the Schedule A Securities to (i) elect each of the Director Nominees,
(ii) approve the Reverse Split, (iii) approve the 2000 Incentive Plan Amendment, and (iv) approve the Restated Certificate and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of Parent, and at any adjournment thereof or pursuant to action by written consent, at or by which such Director Nominees and Proposals, as appropriate, are submitted for the consideration and vote of the stockholders of Parent so long as such meeting is held (including any adjournment thereof) or written consent is adopted prior to the termination of the Agreement Period.

        3. During the Agreement Period, each Stockholder hereby agrees that such Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Schedule A Securities in any manner inconsistent with the obligations of such Stockholder under this Agreement.



                                      A2-1

        4. Each Stockholder hereby represents and warrants to the Company that as of the date hereof:

                (a) Such Stockholder (i) owns beneficially all of the shares of Parent Common Stock set forth opposite the Stockholder's name in SCHEDULE A hereto, (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person, and (iii) has not entered into any voting agreement or other similar agreement with or granted any person any proxy (revocable or irrevocable) in respect of such shares (other than this Voting Agreement).

                (b) This Voting Agreement is the valid and binding agreement of such Stockholder.

                (c) No investment banker, broker or finder is entitled to a commission or fee from such Stockholder, Parent or Merger Sub in respect of this Voting Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

        5. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

        6. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

        7. The parties hereto agree that if, for any reason, any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Voting Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

        8. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of California.

        9. Each Stockholder will, upon request, execute and deliver any additional documents deemed by Parent to be reasonably necessary or desirable to complete and effectuate the covenants contained herein.

        10. This Agreement shall terminate upon the termination of the Agreement Period.



                                      A2-2

        11. No Stockholder shall sell, assign, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding in respect of the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Schedule A Securities during the term of this Agreement unless such Stockholder first provides written notice thereof to the Company and obtains a written agreement of the proposed transferee to be bound by the terms of this Agreement.

        12. Parent, Merger Sub and the Company understand and agree that this Agreement pertains only to each Stockholder and not to any of its affiliates, if any, or advisers.

        13. Parent, Merger Sub and the Company severally, but not jointly, represent and warrant to each Stockholder that there is no agreement, understanding or commitment, written or oral, to pay any consideration directly or indirectly in connection with the Merger or otherwise to or for the benefit of any holder of Company Common Stock or options thereon other than as set forth in the Merger Agreement (except, in the case of directors, employees, agents, customers, suppliers or contractors of the Company who are also holders, such consideration as is payable by the Company in the ordinary course of business, and except for amounts payable to officers, directors or employees in connection with or pursuant to any options or option, stock purchase, stock ownership or other employee benefit plans or agreements).

        14. Neither Parent, Merger Sub nor the Company will enter into any agreement with any other stockholder of Parent having a purpose or effect substantially similar to that of this Voting Agreement on financial terms (in respect of such other stockholder) more favorable than the terms of this Voting Agreement.

        15. Any Stockholder who is also a director or officer of Parent will not, by execution of this Agreement, be precluded from exercising his fiduciary duties under applicable Law in his capacity as a director or officer with respect to Parent and nothing herein will limit or affect, or give rise to any liability to a Stockholder by virtue of any actions taken by such Stockholder in his or her capacity as a director or officer of Parent.

        16. Nothing contained in this Voting Agreement shall be deemed to vest in Parent, Merger Sub or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Schedule A Securities. All rights, ownership and economic benefits of and relating to the Schedule A Securities shall remain and belong to the applicable Stockholder and neither Parent, Merger Sub nor the Company shall have any power or authority to direct any Stockholder in the voting of any Schedule A Securities or the performance by any Stockholder of its duties or responsibilities as a stockholder of Parent, except as otherwise provided herein.

        17. All capitalized terms, not otherwise defined herein, shall have the meanings set forth in the Merger Agreement.



                                      A2-3

        IN WITNESS WHEREOF, the parties hereto have executed this Voting
Agreement as of July   , 2002.

                                            MINDARROW SYSTEMS, INC., a Delaware
                                            corporation



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                            MINDARROW ACQUISITION CORP., a
                                            Delaware corporation



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                            CATEGORY 5 TECHNOLOGIES, INC., a
                                            Nevada corporation



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:




                                      A2-4

                                               STOCKHOLDERS:


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------


                                               ---------------------------------



                                      A2-5

                                   SCHEDULE A
                                       TO
                                VOTING AGREEMENT


------------------------------- ----------------------------- ----------------------------
         Stockholder                       Class                   Number of Shares
------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------


------------------------------- ----------------------------- ----------------------------



                                      A2-6

                                                                       EXHIBIT B


                      [FORM OF LOCK-UP AGREEMENT TO PARENT]

                                LOCK-UP AGREEMENT

MindArrow Systems, Inc.
101 Enterprise, Suite 340,
Aliso Viejo, California 92656
Attention:  Chief Executive Officer

Dear Sir or Madam:

        1. In consideration of MindArrow Systems, Inc., a Delaware corporation (the "Parent") entering into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 12, 2002, among Category 5 Technologies, Inc., a Nevada corporation (the "Company"), Parent, and MindArrow Acquisition Corp., a Nevada corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which the Company will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the "Merger"), and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not, for a period of 12 months subsequent to the Effective Time of the Merger, offer, sell, contract to sell or otherwise dispose of any of (1) any options or warrants to purchase shares of Common Stock of Parent or (2) any shares of Common Stock of Parent, whether or not any of such options, warrants or shares are currently issued or outstanding, without prior written consent of Parent.

        2. Notwithstanding the foregoing, the undersigned may transfer any or all of such securities by bona fide gift, will or intestacy; provided that it shall be a condition to any such permitted transfer by bona fide gift, will, or intestacy that the transferee execute an agreement obliging such person to hold the transferred securities subject to the provisions of this Lock-Up Agreement.

        3. The undersigned hereby acknowledges that this Lock-Up Agreement is valid and binding notwithstanding any prior agreements relating to this matter and further agrees and consents to the entry of stop-transfer of shares of Common Stock of Parent held by the undersigned except in compliance with this Lock-Up Agreement. The undersigned also understands that Parent will proceed in executing the Merger Agreement in reliance on this Lock-Up Agreement.

        4. This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and permitted assigns of the undersigned.

        5. This Lock-Up Agreement shall lapse and become null and void upon the earlier of (i) the expiration of twelve (12) months following the Effective Time or (ii) the date on which the undersigned no longer qualifies as a [Company Insider] [Parent Insider], pursuant to any condition included in the definition thereof, as set forth in the Merger Agreement.

        6. All capitalized terms, not otherwise defined herein, shall have the meanings set forth in the Merger Agreement.



                             Signature:
                                       ----------------------------------

                             Print Name:
                                        ---------------------------------

                             Date:
                                  ---------------------------------------

                                                                       EXHIBIT C

                               COMPANY CERTIFICATE


                In connection with the merger (the "MERGER") of Category 5 Technologies, Inc., a Nevada corporation (the "COMPANY"), with and into MindArrow Acquisition Corp. ("MERGER SUB"), a Delaware corporation and a direct wholly owned subsidiary of MindArrow Systems, Inc., a Delaware corporation ("PARENT"), pursuant to the Agreement and Plan of Merger dated as of July 12, 2002 (the "MERGER AGREEMENT"), among the Company, Parent and Merger Sub, the Company hereby certifies the following (any capitalized terms used but not defined herein having the meaning given to such term in the Merger Agreement):
(a)The facts relating to the merger of the Company with and into Merger Sub pursuant to the Merger Agreement (the "MERGER"), as described in the Joint Proxy Statement, are, insofar as such facts pertain to the Company, true, correct and complete in all respects at the date hereof. The Merger will be carried out strictly in accordance with the Merger Agreement, and none of the material terms and conditions thereof have been or will be waived or modified.

        (b) The consideration to be received in the Merger by the stockholders of the Company was the result of arm's length bargaining between the managements of Parent and the Company. The fair market value of the common stock of Parent ("PARENT COMMON STOCK"), warrants to acquire shares of Parent Common Stock and any cash received in lieu of fractional shares to be received by each stockholder of the Company will be approximately equal to the fair market value of the common stock of Company ("COMPANY COMMON STOCK") surrendered in the Merger.

        (c) In the Merger, the holders of Company Common Stock will receive, in exchange for their Company Common Stock, the Merger Consideration. Except for the consideration described herein, no cash or other property originating with Parent or its affiliates has been or will be paid to the holders of Company Common Stock in exchange for Company Common Stock. As of the Effective Time, the Parent Common Stock issued in the Merger will have a value that is not less than 50% of the aggregate value of the Merger Consideration as of such time.

        (d) The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares, if any, and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock instead of issuing fractions of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Company Common Stock in exchange for their Company Common Stock.

        (e) Prior to and in connection with the Merger, no shares of Company Common Stock have been or will be (i) redeemed by the Company, (ii) acquired by a person related to the Company (within the meaning of Treasury Regulation
Section 1.368-1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) for consideration other than Parent Common Stock or Company Common Stock, or (iii) the subject of any extraordinary distribution by the Company.

        (f) There is no plan or intention on the part of any stockholder of the Company who owns five percent or more of the Company Common Stock, and to the best knowledge of the Company there is no plan or intention on the part of any of the remaining stockholders of the Company, to sell, exchange or otherwise dispose of any Parent Common Stock to be received in the Merger by such holder directly or indirectly to Parent or to a person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) for consideration other than Parent Common Stock.

        (g) The Surviving Corporation will pay the Company's dissenting stockholders, if any, the value of their shares of Company Common Stock out of the Surviving Corporation's own funds. No funds will be supplied for that purpose, directly or indirectly, by Parent nor will Parent directly or indirectly reimburse the Surviving Corporation for any payments to dissenters.

        (h) The Company has no outstanding equity interests other than as described in Section 3.2 of the Merger Agreement. At the Effective Time, and following the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company.

        (i) The Company has no plan or intention to issue additional shares of its stock.

        (j) Except as set forth in Section 6.12 of the Merger Agreement, the Company and its stockholders will pay their respective expenses, if any, incurred in connection with the Merger. The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

        (k) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "CODE").

        (l) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        (m) There is no inter-corporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

        (n) None of the compensation to be received by any stockholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any of such person's shares of Company Common Stock; none of the Parent Common Stock to be received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any past or future services, and the compensation to be paid to any stockholder-employee after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        (o) In connection with the Merger, the Company has not sold, transferred or otherwise disposed of any of its assets as would prevent Parent from either continuing the historic business of the Company or using a significant portion of the Company's historic business assets in a business following the Merger, both within the meaning of Treasury Regulation Section 1.368-1(d).

        (p) On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        (q) In the Merger, Merger Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to stockholders who receive cash or other property in the Merger, amounts used by the Company to pay its reorganization expenses and those of its stockholders, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger.

        (r) All options, warrants or rights to acquire shares of Company Common Stock were issued with an exercise price no less than fair market value at the time of issue.

        (s) The Merger is being affected for bona fide business reasons, as described in the Joint Proxy Statement.

        (t) None of the Company's preferred stock is issued or outstanding.

        (u) The liabilities of the Company assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of business.

        (v) The Company will not take any position on any federal, state, or local income or franchise tax return, or take any tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization for federal income tax purposes, unless otherwise required by a "determination" (as defined by Section 1313(a)(1) of the Code) or by a change in law after the date hereof.

        (w) The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Parent, Merger Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

        (x) Morrison & Foerster LLP and Snell & Wilmer LLP may rely, without further inquiry, on this Certificate in rendering their opinions as to certain United States federal income tax consequences of the Merger. We will promptly and timely inform Morrison & Foerster LLP and Snell & Wilmer LLP if, after signing this Certificate and before the Effective Time, we have reason to believe that any of the above certifications ceases to be true, correct and complete in any respect.

        IN WITNESS WHEREOF, the Company has executed this Certificate on this _____ day of ___________, 2002.



                                                   CATEGORY 5 TECHNOLOGIES, INC.

                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT D

                               PARENT CERTIFICATE


                In connection with the merger (the "MERGER") of Category 5 Technologies, Inc., a Nevada corporation (the "COMPANY"), with and into MindArrow Acquisition Corp. ("MERGER Sub"), a Delaware corporation and a direct wholly owned subsidiary of MindArrow Systems, Inc., a Delaware corporation ("PARENT"), pursuant to the Agreement and Plan of Merger dated as of July 12, 2002 (the "MERGER AGREEMENT"), among Company, Parent and Merger Sub, Parent hereby certifies, on behalf of Parent and Merger Sub, the following (any capitalized terms used but not defined herein having the meaning given to such term in the Merger Agreement):

        (a) The facts relating to the merger of the Company with and into Merger Sub pursuant to the Merger Agreement (the "MERGER"), as described in the Joint Proxy Statement, are, insofar as such facts pertain to the Company, true, correct and complete in all respects at the date hereof. The Merger will be carried out strictly in accordance with the Merger Agreement, and none of the material terms and conditions thereof have been or will be waived or modified.

        (b) The consideration to be issued in the Merger to the stockholders of the Company was the result of arm's length negotiation between the managements of Parent and the Company. The fair market value of the common stock of Parent ("PARENT COMMON STOCK"), warrants to acquire shares of Parent Common Stock and any cash in lieu of fractional shares to be received by each stockholder of the Company will be approximately equal to the fair market value of the common stock of Company ("COMPANY COMMON STOCK") surrendered in the Merger.

        (c) In the Merger, the holders of Company Common Stock will receive, in exchange for their Company Common Stock, the Merger Consideration. Except for the consideration described herein, no cash or other property originating with Parent or its affiliates has been or will be paid to the holders of Company Common Stock in exchange for Company Common Stock. As of the Effective Time, the Parent Common Stock issued in the Merger will have a value that is not less than 50% of the aggregate value of the Merger Consideration as of such time.

        (d) The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares, if any, and does not represent separately bargained-for consideration.

        (e) The Surviving Corporation will pay the Company's dissenting stockholders, if any, the value of their shares of Company Common Stock out of the Surviving Corporation's own funds. No funds will be supplied for that purpose, directly or indirectly, by Parent nor will Parent directly or indirectly reimburse the Surviving Corporation for any payments to dissenters.

        (f) In the Merger, Merger Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to stockholders who receive cash or other property in the Merger, amounts used by the Company to pay its reorganization expenses and those of its stockholders, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger.

        (g) Following the Merger, Parent will either continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business, both within the meaning of Treasury Regulation
Section 1.368-1(d).

        (h) Parent has no plan or intention to: (a) liquidate Merger Sub; (b) merge Merger Sub with or into another corporation; (c) sell, exchange, transfer or otherwise dispose of any stock of Merger Sub except for transfers described in Revenue Ruling 2001-24, 2001-22 I.R.B. 1290; or (d) cause Merger Sub to sell, exchange, transfer or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "CODE") or Treasury Regulations Section 1.368-2(k)(1).

        (i) In connection with the Merger, neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) will purchase, exchange, redeem or otherwise acquire (directly or indirectly) any Parent Common Stock issued to holders of Company Common Stock in the Merger for consideration other than Parent Common Stock, except for (i) cash paid in lieu of fractional shares of Parent Common Stock pursuant to the Merger and (ii) open market purchases pursuant to Parent's stock repurchase program, if any, consistent with Revenue Ruling 99-58, 1999-2 C.B. 701.

        (j) Except as set forth in Section 6.12 of the Merger Agreement, Parent and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger, and will not pay any of the expenses of the Company or of the stockholders of the Company incurred in connection with the Merger. Neither Parent nor Merger Sub has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

        (k) Neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has owned during the past five (5) years any shares of stock of the Company.

        (l) Neither Parent nor Merger Sub is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

        (m) Before the Merger, Parent will own one hundred percent (100%) of Merger Sub. Merger Sub was formed solely for the purpose of effecting the Merger, and Merger Sub has not conducted business or other activities except in connection with the Merger. No stock or securities of Merger Sub will be issued in the Merger.

        (n) Parent has no plan or intention to cause Merger Sub to issue additional shares of stock of Merger Sub that would result in Parent losing control of Merger Sub within the meaning of Section 368(c) of the Code. Prior to and immediately following the Merger, Merger Sub will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Merger Sub that, if exercised or converted, would affect Parent's ownership or retention of control of Merger Sub within the meaning of Section 368(c) of the Code.

        (o) There is no inter-corporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

        (p) None of the compensation to be received by any stockholder-employee of the Company in the Merger will be separate consideration for, or allocable to, any of such person's shares of Company Common Stock; none of the shares of Parent Common Stock to be received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any past or future services; and the compensation to be paid to any stockholder-employee after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        (q) The Merger is being affected for bona fide business reasons, as described in the Joint Proxy Statement.

        (r) Neither Parent nor Merger Sub will take any position on any federal, state, or local income or franchise tax return, or take any tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization for federal income tax purposes, unless otherwise required by a "determination" (as defined by Section 1313(a)(1) of the Code) or by a change in law after the date hereof.

        (s) The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Parent, Merger Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

        (t) Morrison & Foerster LLP and Snell & Wilmer LLP may rely, without further inquiry, on this Certificate in rendering their opinions as to certain United States federal income tax consequences of the Merger. We will promptly and timely inform Morrison & Foerster LLP and Snell & Wilmer LLP if, after signing this Certificate and before the Effective Time, we have reason to believe that any of the above certifications ceases to be true, correct and complete in any respect.

        IN WITNESS WHEREOF, Parent has executed this Certificate on this ____ day of ____________________, 2002.


                                            MINDARROW SYSTEMS, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT E


                   FORM OF MASTER CONTINGENT WARRANT AGREEMENT


[A copy of the Master Contingent Warrant Agreement shall be attached upon its approval by the Company and Parent pursuant to Section 6.24 of this Agreement.]



                                      E-1